        On behalf of the Registrant, the undersigned hereby certifies that the following exhibit provides fair and accurate English translations of certain material contained therein the original and official language of which is French.


                                       DEPUY, INC.


                                       By:  /s/  Steven L. Artusi
                                          --------------------------------------
                                          Steven L. Artusi
                                          Senior Vice President, General Counsel
                                            and Secretary


                                       By:  /s/  Thomas J. Oberhausen
                                          --------------------------------------
                                          Thomas J. Oberhausen
                                          Senior Vice President and Chief
                                            Financial and Accounting Officer

                            SHARE PURCHASE AGREEMENT



                             DATED 28 FEBRUARY 1997

                                    BETWEEN

                                  DEPUY, INC.

                                      AND

                              PATRICK LANDANGER
                                ERIC LANDANGER
                              MARYVONNE GUIBERT
                               MICHEL COLOMBIER
                               RENEE LANDANGER
                               LOUIS LANDANGER
                             MARTINE BONNAVENTURE
                               GUY BONNAVENTURE


                                 COUDERT FRERES
                         52, AVENUE DES CHAMPS-ELYSEES
                                  75008 PARIS
                                     FRANCE

                            SHARE PURCHASE AGREEMENT


BETWEEN :

- DePuy, Inc., a corporation incorporated and existing under the laws of Delaware, United States of America, having its principal office at 700 Orthopaedic Drive, Warsaw, IN 46581-0988, United States of America, represented by James Lent, duly authorized for the purposes hereof,

     (hereinafter referred to as the "Purchaser"),
                                                                ON THE ONE HAND,

AND :

- Mr. Patrick Landanger, a French citizen domiciled at 85, quai d'Orsay, 75007 Paris, France;

- Mr. Eric Landanger, a French citizen domiciled at 15, rue des Acacias, 52000 Jonchery, France; and

- Ms. Maryvonne Guibert, a French citizen domiciled at 9, boulevard Gambetta, 52000 Chaumont, France;

     (hereinafter referred to individually as a "Majority Shareholder" and collectively as the "Majority Shareholders"), and

- Mr. Michel Colombier, a French citizen domiciled at 512, chemin Viralamande, 69140 Rillieux La Pape, France;

- Mrs. Renee Landanger, a French citizen domiciled at 10, rue de Dijon, 52000 Chaumont, France;

- Mr. Louis Landanger, a French citizen domiciled at 10, rue de Dijon, 52000 Chaumont, France;

- Mrs. Martine Bonnaventure, a French citizen domiciled at 260, avenue du Stade, 45770 Saran, France; and

- Mr. Guy Bonnaventure, a French citizen domiciled at 260, avenue du Stade, 45770 Saran, France

     (hereinafter referred to individually as a "Minority Shareholder", and collectively as the "Minority Shareholders"),

     (the Majority Shareholders and the Minority Shareholders being hereinafter referred to individually as a "Seller", and collectively as the "Sellers"),

                                                              ON THE OTHER HAND,

(hereinafter referred to individually as a "Party", and collectively as the "Parties").

                                   WITNESSETH



WHEREAS, the Majority Shareholders own two hundred and nine thousand six hundred and sixty-seven (209,667) shares representing one hundred percent (100%) of the shares and voting rights in 3L, a societe anonyme with a capital of 209,667,000 French Francs divided into 209,667 shares with a par value of 1,000 French Francs each, having its registered office at Z.I. "La Vendue", rue du Val, 52000 Chaumont, France, and registered with the Registry of Commerce and Companies of Chaumont under number B 393 985 411 (hereinafter referred to as "3L");

WHEREAS, the Sellers own eight hundred and five thousand nine hundred and twenty-four (805,924) shares representing thirty-seven point two five percent (37.25%) of the shares and voting rights in Landanger-Camus, a societe anonyme with a capital of 21,636,700 French Francs divided into 2,163,670 shares with a par value of 10 French Francs each, having its registered office at Z.I. "La Vendue", rue du Val, 52000 Chaumont, France, and registered with the Registry of Commerce and Companies of Chaumont under number B 347 558 371 (hereinafter referred to as "Landanger-Camus");

WHEREAS, 3L owns one million one hundred and thirty-three thousand five hundred and twenty-nine (1,133,529) shares representing fifty-two point thirty-nine percent (52.39%) of the shares and voting rights in Landanger-Camus;

WHEREAS, the Sellers and 3L together own one million nine hundred and thirty-nine thousand four hundred and fifty-three (1,939,453) shares representing ninety percent (90%) of the shares and voting rights in Landanger-Camus;

WHEREAS, nine point three six percent (9.36%) of the Landanger-Camus shares are publicly traded on the Second Market (Second Marche) of the Paris Stock Exchange;

WHEREAS, the Sellers wish to sell their direct and indirect controlling stake in Landanger-Camus via the sale of all of the shares and voting rights they hold in 3L and the shares and voting rights they hold in Landanger-Camus; and

WHEREAS, the Purchaser wishes to purchase all of the shares and voting rights in 3L and all of the shares and voting rights held by the Sellers in Landanger-Camus;

NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, the Purchaser and the Sellers hereby agree as follows :

                                   SECTION 1
                                  DEFINITIONS


The following terms will have the meanings as set forth in the following
Sections:

-    "Additional Price"                              Section 2.2.4
-    "Closing"                                       Section 3.1
-    "Closing Date"                                  Section 3.1
-    "Determination Date"                            Section 2.2.2(d)
-    "Escrow Agreement"                              Section 2.2.2(a)
-    "Group"                                         Section 2.1.1
-    "Indemnification Agreement"                     Section 5.1.1
-    "Landanger-Camus"                               Recitals
-    "Landanger-Camus Group"                         Section 2.2.2
-    "Landanger-Camus Shares"                        Section 2.1.1
-    "Majority Shareholder / Majority Shareholders"  Page 1
-    "Majority Shareholders' Group"                  Section 7.1
-    "Minority Shareholder / Minority Shareholders"  Page 1
-    "Notional Price"                                Section 2.2.2(b)
-    "Party" / "Parties"                             Page 1
-    "Purchaser"                                     Page 1
-    "Purchaser's Group"                             Section 2.1.1
-    "Seller" / "Sellers"                            Page 1
-    "Shares"                                        Section 2.1.2
-    "Subsidiaries"                                  Section 3.2(e)
-    "TIPS"                                          Section 2.2.4
-    "3L"                                            Recitals
-    "3L Shares"                                     Section 2.1.1
-    "X%"                                            Section 2.2




                                   SECTION 2
                          PURCHASE AND SALE OF SHARES


SECTION 2.1 - PURCHASE AND SALE OF SHARES
-----------------------------------------

2.1.1 Subject to satisfaction of the conditions precedent set forth in Section 4 below and in accordance with the terms hereof:

       (i) the Majority Shareholders will sell to the Purchaser, or to any company belonging to the Group (as such term is defined in the last paragraph of this Section 2.1.1) of the Purchaser (hereinafter referred to as the "Purchaser's Group"), on the Closing Date (as such term is defined in Section 3.1 below), two hundred and nine thousand six hundred and sixty-seven (209,667) shares representing one hundred percent (100%) of the shares and voting rights in 3L (hereinafter referred to as the "3L Shares"); and

       (ii) the Sellers will sell to the Purchaser, or to any company belonging to the Purchaser's Group, on the Closing Date, eight hundred and five thousand nine hundred and twenty-four (805,924) shares representing all of the shares and voting rights held by the Sellers in Landanger-Camus (hereinafter referred to as the "Landanger-Camus Shares").

       For purposes hereof, a "Group" is composed of all companies and entities which are directly or indirectly controlled by the Purchaser, or which directly or indirectly control the Purchaser, or which are under the direct or indirect control of the same ultimate company or entity as the Purchaser.

2.1.2 Subject to satisfaction of the conditions precedent set forth in Section 4 below and in accordance with the terms hereof, the Purchaser will purchase, or will cause any company belonging to the Purchaser's Group to purchase, from the Majority Shareholders and the Sellers on the Closing Date :

       (i)  the 3L Shares; and

       (ii) the Landanger-Camus Shares.

The 3L Shares and the Landanger-Camus Shares are collectively referred to herein as the "Shares".


SECTION 2.2 - PURCHASE PRICE
----------------------------

The price to be paid by the Purchaser to the Sellers for the Shares will be determined as follows.

For purposes of the calculations contained in this Section, the percentage of the total number of shares and voting rights in Landanger-Camus held by 3L and the Sellers as of the Closing Date is hereinafter referred to as "X%".

2.2.1 The value of 100% of the shares and voting rights in Landanger-Camus has been fixed at seven hundred and seventy-seven (777) million French Francs.

2.2.2 By no later than thirty (30) days following signature of this Share Purchase Agreement, the Sellers will provide the Purchaser with the unaudited consolidated balance sheet (bilan) of the companies listed in
       Exhibit 2.2.2(a) hereto (the "Landanger-Camus Group") as of 28 February 1997, drawn up in accordance with the same consistently applied accounting principles, policies and methods as those used for the financial statements as of 31 August 1996 (copies of such financial statements as of 31 August 1996, including the consolidated balance sheet, being attached hereto as Exhibit 2.2.2).

      (a) Any negative difference - net of any tax deduction arising from the items generating such difference, provided that such tax deduction has not yet been recorded - in the consolidated net asset value of the Landanger-Camus Group (such as same is defined in Exhibit 2.2.2(c) hereto) as of 28 February 1997 pursuant to the unaudited consolidated balance sheet of the Landanger-Camus Group, as compared to 31 August 1996, will be deducted from the 777 million French Franc amount described in Section 2.2.1 above and shall be transferred to an escrow account to be opened by the Closing Date.

           The terms and conditions of functioning of this escrow account are as set forth in Exhibit 2.2.2(b) hereto, and will be reiterated in a contract

          (hereinafter referred to as the "Escrow Agreement") to be executed at the latest on the Closing Date. It will in particular be provided in the Escrow Agreement that the costs of such escrow account will be borne in equal parts among the Sellers on the one hand, and the Purchaser on the other hand.

          The amount resulting from the difference between 777 million French Francs and the above negative difference, if any, will constitute the notional price for 100% of the shares and voting rights in Landanger-Camus (hereinafter referred to as the "Notional Price"). It is hereby agreed that (i) the loss, if any, resulting from the transfer of the Surgical Instruments Activity contemplated in Section 4.4 below will not be taken into account for purposes of calculating such difference; and (ii) that the dividend declared out of the profits achieved by Landanger-Camus as of 31 August 1996 will be taken into account for such purpose.

     (b) By no later than thirty (30) days following receipt of the unaudited consolidated balance sheet of the Landanger-Camus Group from the Sellers, the Purchaser shall deliver to the Sellers the unaudited consolidated balance sheet of the Landanger-Camus Group as of 28 February 1997, audited by the accountants appointed by the Purchaser, the Purchaser to bear the cost of such audit.

     (c) Within fifteen (15) days following receipt of the consolidated balance sheet of the Landanger-Camus Group as of 28 February 1997, as audited by the Purchaser's accountants, the Sellers shall notify in writing either (i) their acceptance of the calculation made by the Purchaser's accountants, or (ii) that they dispute such calculation. If they dispute one or several items contained therein, then the Paris Office of Ernst & Young shall be retained by the Purchaser and the Sellers to conduct an additional review of the consolidated balance sheet of the Landanger-Camus Group as of 28 February 1997.

          No later than fifteen (15) days after the engagement of Ernst & Young (as evidenced by its written acceptance), the Purchaser and the Sellers shall submit briefs to Ernst & Young setting forth their respective positions regarding the items in dispute, should they deem it necessary.

          Ernst & Young shall render its decision resolving the items in dispute and determining the consolidated net asset value within thirty (30) days after its engagement. The Purchaser and the Sellers shall be bound by such determination which shall be final.

          The fees and expenses of Ernst & Young shall be shared equally by the Purchaser and the Sellers.

     (d) The sums escrowed shall be released within fifteen (15) days from either (i) the final determination by Ernst & Young referred to in
          Section 2.2.2(c) above, or (ii) the Sellers' notification of their acceptance of the calculation by the accountants appointed by the Purchaser as referred to in Section 2.2.2(c) above, in accordance with the following rules:

          - Should either (i) accountants named by the Purchaser (in the event the Sellers accept their calculation), or (ii) Ernst & Young (in the contrary event) confirm a negative difference in the consolidated net asset value of the Landanger-Camus Group up to the amount determined pursuant to the unaudited consolidated balance sheet of the Landanger-Camus Group, the amount of such negative difference shall be returned to the Purchaser, the balance of the sums escrowed being paid to the Sellers.

          - Should either (i) the accountants named by the Purchaser (in the event the Sellers accept their calculation), or (ii) Ernst & Young (in the contrary event) rebut the existence of a negative difference in the consolidated net asset value of the Landanger-Camus Group , the whole amount of the sums escrowed shall be paid to the Sellers.

          - Should either (i) the accountants named by the Purchaser (in the event the Sellers accept their calculation), or (ii) Ernst & Young (in the contrary event) find the existence of a negative difference with the consolidated net asset value of the Landanger-Camus Group in excess of that determined pursuant to the unaudited consolidated balance sheet of the Landanger-Camus Group, the whole amount of the sums escrowed shall be returned to the Purchaser, and the Sellers shall refund to the Purchaser the part of the Notional Price paid pursuant to Section 2.2.3 hereto which corresponds to the balance of the negative difference not covered by the sums escrowed, and which will be paid from the escrow account mentioned in the first paragraph of Section 2.2.4. In the event that the decrease in the TIPS is implemented before
             (i) the date of final determination by Ernst & Young referred to in Section 2.2(c) above, or (ii) the Sellers' acceptance of the calculation by the accountants appointed by the Purchaser as referred to in Section 2.2(c) above (the "Determination Date"), then the portion of the Additional Price determined pursuant to
             Section 2.2.4(b) below which should have been paid to the Sellers will be escrowed until the Determination Date and the balance of the negative difference which was not covered by the sum escrowed pursuant to Section 2.2(a) above will be paid out of the sums escrowed pursuant to this Section.

2.2.3 At the Closing, the Purchaser will pay to the Sellers X% of the Notional Price.

2.2.4 If, at the Closing, the decrease in the Tarif Interministeriel des Prestations Sanitaires (hereinafter referred to as the "TIPS") which will regulate the prices of hip implants on the French market listed in
       Exhibit 2.2.4 hereto is not implemented, the Purchaser will transfer to the escrow account described in Section 3.3 below 48 million French Francs (hereinafter referred to as the "Additional Price").

     (a)  The terms and conditions of such escrow account are set forth in
          Exhibit 2.2.2(b) hereto.

     (b) A portion of the Additional Price will be paid to the Sellers from the escrow account following implementation of the decrease in the TIPS after the

          Closing, pursuant to the terms set forth in Section 2.2.4(c) below, the amount of such portion to be calculated pursuant to the average percentage decrease in the TIPS as set forth below :



AVERAGE PERCENTAGE OF DECREASE   PORTION OF THE ADDITIONAL PRICE
          IN THE TIPS               TO BE PAID TO THE SELLERS
                                 (IN MILLIONS OF FRENCH FRANCS)
-----------------------------------------------------------------
        From 0% to 5%                       48 x X%
             6%                             40 x X%
             7%                             32 x X%
             8%                             24 x X%
             9%                             16 x X%
            10%                             8 x X%
        11% and over                        0 x X%
-----------------------------------------------------------------


          The average percentage decrease in the TIPS, if any, will be equal to the percentage of reduction in (i) the hypothetical value of the aggregate sales of Landanger-Camus for each of the hip implants listed in Exhibit 2.2.4 hereto with respect to the three (3) month period from 1 September to and including 30 November 1996 which would have resulted had the TIPS decrease been in effect during such three-month period, compared to (ii) the actual value of the aggregate sales for each such hip implants listed in Exhibit 2.2.4 hereto with respect to such three (3) month period.

          Only one reduction in the TIPS, whether implemented before or after the Closing, will be taken into account (and only if within the time limit set forth in Section 2.2.4(c) below).

          The portion of the Additional Price not paid to the Sellers pursuant to the provisions hereinabove will be repaid to the Purchaser at the same time as the portion of the Additional Price owed to the Sellers is paid to them.

     (c) Subject to the provision contained in the last paragraph of Section 2.2.2(d) above, the disbursement of the funds escrowed pursuant to this Section 2.2.4 will take place by the tenth (10th) business day following the implementation of the decrease in the TIPS; provided, however, if such decrease is not implemented within nine (9) months of the Closing Date, the escrow created by this Section 2.2.4 will be terminated, and the amount escrowed will be paid to the Sellers within the two (2) week period following expiry of such nine (9) month period.

2.2.5 Subject to the provision contained in the last paragraph of Section 2.2.2(d) above, if the decrease in the TIPS is implemented before Closing, a portion of the Additional Price determined pursuant to Section 2.2.4(b) above will be paid directly by the Purchaser to the Sellers at the Closing at the same time and to the same bank account as the sum determined pursuant to Section 2.2.3 above.

2.2.6 All sums to be paid pursuant to this Section 2 will be paid in cash (en numeraire), in French Francs. All sums due to the Sellers and/or the Purchaser from the escrow account will be paid inclusive of interest earned thereon.

2.2.7 All sums to be paid pursuant to this Section 2 to the Sellers will be paid to the accounts mentioned in Section 3.3(b). The Sellers will decide amongst themselves how such sums will be allocated between them. The Sellers hereby release the Purchaser from any liability or responsibility of any nature whatsoever relating to such allocation or, when payment is made by the Purchaser, the receipt by each of them of their respective portion of the price.



                                   SECTION 3
                                    CLOSING


SECTION 3.1 - CLOSING - CLOSING DATE
------------------------------------

Subject to the terms and conditions of this Share Purchase Agreement, and subject to satisfaction of all of the conditions precedent set forth in Section 4 below, the sale and purchase of the Shares contemplated hereby will take place at a closing (hereinafter referred to as the "Closing") will take place on 1 April 1997 at the offices of Coudert Freres, 52, avenue des Champs-Elysees, 75008 Paris, France, or at such other place and/or date as the Parties may agree (the day on which the Closing takes place being hereinafter referred to as the "Closing Date").

MISSING MATERIAL
----------------

SECTION 3.2 - DOCUMENTS TO BE DELIVERED BY THE SELLERS AT CLOSING
-----------------------------------------------------------------

At the Closing, the Sellers will deliver or will cause to be delivered to the
Purchaser:

(a) all clearances and authorizations required from the Sellers for the sale of the Shares;

(b) duly signed share transfer forms (ordres de mouvement) for the Shares in favor of the Purchaser or any company of the Purchaser's Group and, more generally, all documents required to carry out such transfers.

(c) the share transfer register (registre des mouvements de titres) and the individual shareholders' accounts (comptes d'actionnaires) of 3L on which the transfer of the shares in 3L to the Purchaser will be recorded immediately, as well as any other documentation evidencing due completion of the transfer of the Landanger-Camus Shares;

(d) the registers containing the minutes of the meetings of the shareholders of 3L and Landanger-Camus, the Board of Directors (conseil d'administration) of 3L, the Directorate (directoire) and Supervisory Board (conseil de surveillance) of Landanger-Camus, and the corresponding corporate bodies of the Subsidiaries (as such term is defined in Section 3.2(e) below) in which 3L and/or Landanger-Camus have a majority shareholding;

(e) resignation letters signed by the managers ("gerants") and members of the Board of Directors, Directorate and Supervisory Board (as the case may be) of 3L and Landanger-Camus, as well as by all of the members of similar corporate bodies of the companies (hereinafter referred to as the "Subsidiaries"), all of the above members and companies being listed in
     Exhibit 3.2(e) hereto, such resignations to take effect upon appointment of the resigning persons' successors, as well as evidence of transfer of their shares in such companies to the majority shareholders thereof;

(f) resignation letters, with effect as of the Closing Date at the latest, signed by those shareholders (except for Michel Colombier and Maryvonne Guibert, whose employment will continue) having employment contracts with 3L, Landanger-Camus or any of the Subsidiaries, including those listed in
     Exhibit 3.2(f) hereto;

(g) resignation letters from the statutory auditors of 3L, Landanger-Camus and the Subsidiaries, such resignations to take effect upon appointment of the replacement statutory auditors;

(h) receipt in respect of the payment by the Purchaser of the portion of the price for the Shares paid as of the Closing Date;

(i)  an executed copy of the Escrow Agreement;

(j) all documents evidencing satisfactory completion of the operations described in Sections 4.3, 4.4 and 4.6;

(k)  execution copies of agreements implementing the principles set forth in
     Section 6 below, and copies of the relevant registration certificates issued by the Institut National de la Propriete Industrielle; and

(l)  a lease for a two (2) year term as from Closing and terminable with a three
     (3) month notice period from the lessee, for the premises located Z.A.E. de Findrol, 74250 Fillinges and used by Landanger-Camus for its operation as of the date hereof, the financial terms of such lease to be the same as those of the current lease.

SECTION 3.3 - DOCUMENTS DELIVERED BY THE PURCHASER AT CLOSING
-------------------------------------------------------------

At Closing, the Purchaser will deliver or cause to be delivered to the Sellers:

(a) all clearances and authorizations required from the Purchaser for the purchase of the Shares;

(b) evidence of a wire transfer to the order of the Sellers in the amount of the portion of the price to be paid for the Shares as of the Closing Date, pursuant to Section 2, to the following account opened with Banque Paribas;

(c) evidence of a wire transfer in the amount set forth in Section 2.2.4 above to the following escrow account with Banque Paribas, if necessary; and

(d) executed copies of the agreements referred to in Sections 3.2(i) and (k) above.


SECTION 3.4 - OTHER FORMALITIES AT CLOSING
------------------------------------------

All deliveries of documents to be made or actions to be taken at Closing will be deemed to have taken place simultaneously on the Closing Date.

                                   SECTION 4
                              CONDITIONS PRECEDENT


The sale and the purchase of the Shares are subject to the following conditions precedent :


SECTION 4.1 - SHAREHOLDINGS IN 3L, LANDANGER-CAMUS AND THE SUBSIDIARIES
-----------------------------------------------------------------------

4.1.1 The Majority Shareholders hold two hundred and nine thousand six hundred and sixty-seven (209,667) shares in 3L, representing one hundred percent (100%) of the shares and voting rights in such company, as well as seven hundred and sixty-nine thousand two hundred and seventy-four (769,274) shares in Landanger-Camus, representing thirty-five point fifty-five percent (35.55%) of the shares and voting rights in such company.

4.1.2 3L holds at least one million one hundred and thirty-three thousand five hundred and twenty-nine (1,133,529) shares in Landanger-Camus, representing fifty-two point thirty-nine percent (52.39%) of the shares and voting rights in such company.

4.1.3 3L and/or Landanger-Camus hold, directly and indirectly, the number of shares and voting rights in the Subsidiaries representing the percentage thereof set forth in Exhibit 4.1.3 hereto.


SECTION 4.2 - PRIOR ADMINISTRATIVE AUTHORIZATIONS AND CLEARANCES
----------------------------------------------------------------

All governmental, administrative and other approvals, authorizations and clearances, whether national or supranational, required to complete the transactions contemplated herein have been obtained. In particular :

(a) the Treasury Department (Tresor) of the Ministry of Finance and Economy has not challenged the acquisition of the Shares; and

(b) in the event that prior to the Closing, the Purchaser has notified the acquisition of the Shares to the Minister of Finance and Economy pursuant to the Ordonnance of 1 December 1986 on French merger control, such acquisition has not been referred by the Minister to the Competition Council.

(c) Others, including any notification to, authorization by or clearance from, any authorities in the United States of America or in any country in which 3L, Landanger-Camus or any of the Subsidiaries are active, as may be required.


SECTION 4.3 - GEYSER S.A. AND AED SOFT
--------------------------------------

4.3.1 All of the four thousand five hundred and sixty-four (4,564) shares held by Landanger-Camus in Geyser S.A., and all of the seven hundred (700) shares held by Landanger-Camus in AED Soft will have validly been transferred, pursuant to applicable laws and regulations, to one or more third parties in such manner that neither the Purchaser, 3L, Landanger-Camus nor any of the Subsidiaries will incur any liability whatsoever, including without limitation any present or contingent tax liabilities, resulting from such transfer or relating to Geyser S.A. and AED Soft.

4.3.2 All outstanding repurchase obligations of Landanger-Camus with respect to the outstanding shares of Geyser S.A. will have been assumed by a third party in such manner that neither the Purchaser, 3L, Landanger-Camus nor any of the Subsidiaries will incur any obligation or liability with respect thereto, including without limitation any present or contingent tax liabilities. This will apply (without limitation) to the put options (promesses d'achat ) currently or formerly held by the following persons, for the following number of shares in Geyser S.A. :

     -    Mr. Boileau             5 shares
     -    Ms. Rolland             5 shares
     -    Mr. Rolland             5 shares
     -    Mr. Roetynck          550 shares
     -    Ms. Brouard           550 shares
     -    Mr. Ognier            1,830 shares

4.3.3 Purchaser acknowledges that the rights (though an exclusive worldwide (except France), free, irrevocable license) under a patent concerning the use of the procedure for producing bone substitute materials ("SUPERCRIT") held by Boots, a Swiss company, are not included among the rights of the Medinov Subsidiary (but only insofar as such rights apply to applications for human bone).


SECTION 4.4 - SURGICAL INSTRUMENTS ACTIVITY
-------------------------------------------

The general surgical instruments activity carried out by Landanger-Camus (consisting in products used in general surgery and the corresponding sterilization boxes, but excluding all trauma products and all orthopedic ancillary instruments), together with, pursuant to Article L.122-12 of the French Labor Code, the employees of Landanger-Camus assigned to such surgical instruments activity (and all obligations and liabilities in respect of such employees) as same are listed in Exhibit 4.4 hereto, will have been transferred, pursuant to applicable laws and regulations, to a single third party company, and the shares received by Landanger-Camus in consideration for such activity will have been sold to any of the Sellers for a price equal to the value of the activity as determined by the court-appointed auditor, in such way that neither the Purchaser, 3L, Landanger-Camus nor any of the Subsidiaries will incur any liability, including without limitation any present or contingent tax liabilities, resulting from the transfer of such activity, the transfer or non-transfer of the employees of Landanger-Camus within the framework of the transfer of the activity, and more generally, connected with such activity prior or subsequent to its transfer.


SECTION 4.5 - TRADENAMES - TRADEMARKS
-------------------------------------

The agreements implementing the principles set forth in Section 6 below will have been executed, and all steps connected therewith will have been taken.


SECTION 4.6 - GUARANTY
----------------------

The Majority Shareholders and Michel Colombier will have put in place the Guaranty referred to in Section 4.2.2 of the Indemnification Agreement, and will have provided the Purchaser with a certified copy thereof.

SECTION 4.7 - INDEMNIFICATION AGREEMENT
---------------------------------------

An Indemnification Agreement, based substantially on the model attached hereto as Exhibit 4.7 but subject to further negotiation, will have been executed.


SECTION 4.8 - CONSEQUENCES OF NON-FULFILLMENT OF CONDITIONS PRECEDENT
---------------------------------------------------------------------

If any of the conditions precedent set forth in Sections 4.1 to 4.7 above have not been satisfied by 1 April 1997 at the latest, the Purchaser may decide
(i) not to purchase the Shares, without incurring any liability of any nature whatsoever, or (ii) to waive such condition(s) precedent.



                                   SECTION 5
                                   COVENANTS


SECTION 5.1 - SELLERS' COVENANTS
--------------------------------

5.1.1  Disclosure
       ----------

       The Sellers undertake that, without prejudice to any of the Purchaser's rights hereunder, they will disclose forthwith in writing to the Purchaser any matter or development which may arise or become known to the Sellers after the date hereof which is inconsistent with any of the representations and warranties set out in the Indemnification Agreement (the "Indemnification Agreement") to be signed by the Closing Date, or which might make any of them inaccurate or misleading, or which would be likely to result in one of the obligations or conditions set forth herein not being satisfied or fulfilled on time or which might delay or prevent the Closing.

5.1.2  Free Access
       -----------

       As from the date hereof and subject to the giving of reasonable prior notice, the Sellers will cause 3L, Landanger-Camus, the Subsidiaries, their employees, officers, representatives and advisers to give the Purchaser and its employees, officers, representatives and advisors free access, under the best possible conditions during normal business hours, to the premises, accounts, records, employees and advisors of 3L, Landanger-Camus and the Subsidiaries. As from the date hereof, the Sellers will provide all necessary assistance to ensure that the transition period inherent to the transfer of ownership and control of the Shares and the integration of 3L, Landanger-Camus and the Subsidiaries into the Purchaser's group takes place in the best possible conditions, and so that the Purchaser may monitor compliance by the Sellers of all of their obligations, covenants, representations and warranties referred to in this Share Purchase Agreement and in the Indemnification Agreement.

       In addition, the Sellers agree that the Purchaser and its employees, officers, representatives and advisors will have the right, as from the date hereof, to meet with executives ("cadres") of 3L, Landanger-Camus and the Subsidiaries, and that the Sellers will co-operate, and will cause all persons (including its employees, officers, representatives and advisors) or entities belonging to or working for any company of the Sellers group to co-operate, so as to assist and facilitate the contacts by the Purchaser of such persons.

5.1.3  Cooperation
       -----------

       The Sellers undertake, and will cause their representatives and advisors, as well as 3L, Landanger-Camus and the Subsidiaries and their employees, officers, representatives and advisors, to fully cooperate with and assist the Purchaser, its employees, officers, representatives and advisors in order to prepare for and to realize the transfer of ownership and control of 3L and Landanger-Camus as provided in this Share Purchase Agreement.

       In particular, they will fully cooperate with the Purchaser, its employees, officers, representatives and advisors with respect to the determination of the purchase price for the Shares pursuant to Section 2 above and to all obligations, procedures, public tender offers and as well as any squeeze-out which would take place under the regulations of the Paris Stock Exchange in connection with or as a result of the purchase of the Shares by the Purchaser.

       Moreover, as of the Closing, they will take all necessary steps to adequately inform all customers and licensors of completion of the transactions contemplated herein.

5.1.4  No Dividends
       ------------

       The Sellers will cause 3L and Landanger-Camus not to pay any dividend or interim dividend (acompte sur dividendes) to its shareholders as from the date hereof.


SECTION 5.2 - PURCHASER'S COVENANTS
-----------------------------------

5.2.1  Disclosure
       ----------

       The Purchaser undertakes that, without prejudice to any of the Sellers' rights hereunder, it will disclose forthwith in writing to the Sellers any matter or development which may arise or become known to the Purchaser after the date hereof which is inconsistent with any of the representations and warranties of the Purchaser to be set out in the Indemnification Agreement or which might make any of them inaccurate or misleading, or which would be likely to result in one of the obligations or conditions set forth herein not being satisfied or fulfilled on time or which might delay or prevent the Closing.


5.2.2  The Purchaser will submit to the Sellers :
       ----------------------------------------

      (a) the final draft declaration to the Treasury Department of the Ministry of Finance (Tresor) pursuant to the regulations governing foreign investments in France;

      (b) should the Purchaser decide to notify the acquisition of the Shares pursuant to the Ordonnance of 1 December 1986 on French merger control, the final draft of the notification to the Minister of the Economy; and

      (c) any notification to, authorization by or clearance from, any authorities in the United States of America or in any country in which 3L, Landanger-Camus or any of the Subsidiaries are active.

SECTION 5.3 - CONDUCT OF BUSINESS PRIOR TO THE CLOSING
------------------------------------------------------

During the period from the date of execution hereof to the Closing, the Sellers will cause 3L, Landanger-Camus and the Subsidiaries to conduct their businesses with due care and only in the ordinary course of business, to maintain the integrity of their assets and, in particular, their prospects and business relationships, and to not increase their liabilities other than in the ordinary course of business and in no event by more than one million (1,000,000) French Francs. Without in any respect limiting the generality of the foregoing, prior to the Closing, the Sellers will ensure, in particular, that 3L, Landanger-Camus and the Subsidiaries will not, without the Purchaser's prior written consent :

(a)  sell, transfer or otherwise dispose of any of their assets, except for :

     (i)  sales of inventory in the ordinary course of business;

     (ii) the operations provided for in Sections 4.3 and 4.4 above; and

     (iii) the transfer [to Landanger-Camus of the shares of the SCIs ORTHOTIM and GAM owning the premises located in Villeurbanne;

(b) mortgage, pledge or encumber, or grant any privilege or guarantee, affecting any of their assets;

(c) increase the remuneration or employment benefits of any of their employees, officers, representatives or advisors;

(d) initiate any collective or individual termination of employment agreements, other than for faute grave or faute lourde;

(e) conclude any new employment agreement, or terminate or modify, in any manner whatsoever, any employment agreements in force as of the date hereof, with the exception of those entered into between any shareholders and Landanger-Camus, 3L or any of the Subsidiaries, which must be terminated at the latest on the Closing Date, except for Michel Colombier's contract and Maryvonne Guibert's contract;

(f) modify, terminate or cancel any contracts by which they are bound under circumstances which would affect their business relations, prospects, relationship with developers and licensors or the operations contemplated in this Share Purchase Agreement;

(g) enter into or renew any material contract with respect to their assets or business, except in the ordinary course of business or as contemplated under this Share Purchase Agreement;

(h) maintain levels of inventory of their products inconsistent with their past practices, subject to usual seasonal variations and customer demands;

(i) operate credit control, cash collection and payment inconsistent with recent past practice;

(j) pay any obligation or liability relating to or in respect of their business, other than current liabilities in the ordinary course of their business, or waive, release or settle any rights or claims of 3L, Landanger-Camus or the Subsidiaries relating to or in respect of their businesses exceeding two hundred and fifty thousand (250,000) French Francs in the aggregate;

(k) authorize or propose any of the foregoing, or enter into any agreement, commitment or undertaking, written or oral, to do any of the foregoing; or

(l) incur any capital expenditure in excess of fifty thousand (50,000) French Francs for a single investment, or one hundred thousand (100,000) French Francs per company in the aggregate.


SECTION 5.4 - FURTHER ACTION
----------------------------

The Sellers and the Purchaser will make all reasonable efforts to take, or cause to be taken, all appropriate action as may be required to carry out the provisions hereof and consummate and make effective the transactions described herein. In the event that at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Share Purchase Agreement, each Party will take such further action at its own cost (including the execution and delivery of such further instruments and documents) as the other Party may reasonably request.



                                   SECTION 6
                    TRADEMARKS - TRADENAMES - CORPORATE NAME


SECTION 6.1
-----------

Landanger-Camus and the Subsidiaries, for their activities as of the Closing Date :

(a) are hereby granted the exclusive right to use the names "Landanger" and "Landanger-Camus";

(b) have been, or will be by the Closing Date at the latest, registered as the exclusive owners of such names with the Institut National de la Propriete Industrielle in France, and with similar organizations in other countries where these companies carry out their respective activities as of the Closing Date; and

(c) will retain the exclusive possibility to be registered as the owners of such names for such activities in any other countries.


SECTION 6.2
-----------

Only in respect of the activities indicated in Sections 4.3 and 4.4 above, the Sellers, or the corporate entity created to carry out such activities :

(a)  are hereby granted the exclusive right  to use the name "Landanger";

(b) have been, or will be by the Closing Date at the latest, registered as the exclusive owners of such names with the Institut National de la Propriete Industrielle in France, and with similar organizations in any other countries in which the activities described in Sections 4.3 and 4.4 above are carried out as of the Closing Date; and

(c) will retain the exclusive possibility to be registered as the owners of such names for the activities described in Sections 4.3 and 4.4 above in any other countries.


SECTION 6.3
-----------

Landanger-Camus is hereby definitively granted the exclusive right to use the patronymic "Landanger-Camus" as its corporate name.


SECTION 6.4
-----------

For any activities other than those carried out by 3L, Landanger-Camus and the Subsidiaries as of the Closing Date and the activities described in Sections 4.3 and 4.4 above, neither Party will have the possibility to use the names "Landanger" and "Landanger-Camus" and to be registered as the owner of same without the prior written consent thereto of the other Party.

All necessary steps, and in particular contractual steps, will be taken at the latest by the Closing in order to validly implement the above.



                                   SECTION 7
                                NON COMPETITION

SECTION 7.1
-----------

The Majority Shareholders and Michel Colombier hereby undertake, for each of them and on behalf of each of the companies in which they will retain a direct or indirect interest (hereinafter referred to as the "Majority Shareholders' Group"), that neither the Majority Shareholders nor any company of the Majority Shareholders' Group nor Michel Colombier will carry on with, or assist in the carrying-on with, or be involved in, directly or indirectly, whether alone or with any other individual or entity, whether for their own account or for that of any other person, firm or company, the manufacture, sale, marketing, research or development of orthopaedic devices or, more generally, compete in any manner whatsoever with any activity carried out, or products manufactured and/or sold, by 3L, Landanger-Camus or the Subsidiaries as of the Closing Date.

This non-compete obligation will not apply to (i) the activities described in Sections 4.3 and 4.4 above, (ii) the acquisition, use and sale of Kirchner and Steiman surgical pins, or to (iii) passive investments in public companies, a minority part of activity thereof could compete with the activities carried out by 3L, Landanger-Camus or the Subsidiaries.

This non-compete obligation will apply in France for a period of four (4) years from the Closing Date, and for a period of one (1) year from the Closing Date in Germany, Switzerland, Spain, Italy, The Netherlands, Belgium, the Scandinavian countries, the United Kingdom, the United States of America, India, China and Austria.

The restrictions contained in this Section 7 are considered to be reasonable by the Parties. In the event any restriction is found to be void, but would be valid if a part of it were deleted or the period or geographical area of application reduced, such restriction will apply with such modification as may be required to render such restriction valid and effective.

SECTION 7.2
-----------

The Majority Shareholders and Michel Colombier undertake to not directly or indirectly offer or effectively entrust to any individual in the employ of 3L, Landanger-Camus or any of the Subsidiaries on the Closing Date, any job, task or mission of any nature whatsoever, whether or not remunerated, nor to respond positively to any request of such nature made by an individual in the employ of 3L, Landanger-Camus or any of the Subsidiaries on the Closing Date.

This undertaking will apply for two (2) years as from the Closing Date.



                                   SECTION 8
                  TERMINATION OF THE SHARE PURCHASE AGREEMENT


SECTION 8.1 - TERMINATION BY MUTUAL AGREEMENT
---------------------------------------------

This Share Purchase Agreement may be terminated, and the transactions contemplated herein abandoned, for any reason and at any time prior to the Closing with the mutual written consent of the Purchaser and the Sellers. This Share Purchase Agreement will be terminated automatically if the Closing has not taken place by 30 April 1997, unless the Parties decide to extend in writing such deadline.


SECTION 8.2 - TERMINATION BY THE PURCHASER
------------------------------------------

This Share Purchase Agreement may be terminated by the Purchaser, and the transactions contemplated herein abandoned, in case of non-fulfillment of the conditions set forth in Sections 4.1 to 4.7 by 30 April 1997 at the latest.


SECTION 8.3 - SURVIVAL UPON TERMINATION
---------------------------------------

Upon its termination pursuant to this Section 8, this Share Purchase Agreement will become null and void, with no liability for any Party hereto, provided, however, that in the event of the cause of such termination being a default on the part of any Party, the Purchaser or the Sellers, as the case may be, will retain all of their rights to claim damages and remedies arising as a result of such default, and breach, and further provided, however, that upon any termination pursuant to this Section 8, Sections 9.1 (Confidentiality), 9.2 (Expenses - Taxes), 9.4 (Public Announcements) and 9.12 (Governing Law - Disputes) hereof will survive such termination.

                                   SECTION 9
                               GENERAL PROVISIONS


SECTION 9.1 - CONFIDENTIALITY
-----------------------------

(a) All information and documents provided to either Party within the framework of the transaction contemplated herein is deemed to be confidential in nature, irrespective of whether or not the transaction is consummated. Any analyses, compilations, studies or other documents prepared by either Party, its employees, officers, representatives or advisors within the framework of said transaction will be kept confidential by such Party. Neither Party will use or disclose, and represents that its employees, officers, representatives and advisors will not use or disclose, such information during a period of five (5) years from the date hereof, except to the extent such information :

     - was known to the receiving Party prior to receipt thereof from the other Party, and was not subject to a confidentiality commitment; or

     -  is or becomes generally known to the public; or

     - is received by the receiving Party from a source not subject to a confidentiality commitment; or

     - has been or is gathered or obtained by the receiving Party independently from the confidential information disclosed by the other Party.

(b) In particular, the Parties undertake to keep the contents of this Share Purchase Agreement and the Indemnification Agreement confidential, subject to disclosure as may be required pursuant to (i) proceedings conforming with the provisions of Section 9.12 hereof, (ii) any tax audit, (iii) French or United States securities regulation requirements, (iv) competition and labor law requirements in France or in any country in which 3L, Landanger-Camus or the Subsidiaries conduct their respective activities, (v) any other requirement of a public authority, or (vi) a press release issued pursuant to Section 9.4 below.


SECTION 9.2 - EXPENSES - TAXES
------------------------------

Except as otherwise specified in this Share Purchase Agreement, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection herewith and the transactions contemplated herein, will be borne by the Party incurring such costs and expenses, irrespective of whether or not the Closing takes place. The Purchaser will pay the registration taxes (droits d'enregistrement) and stamp duties (droits de timbre) due in connection herewith.

All expenses and taxes resulting from the operations described in Sections 4.3,
4.4 and 4.6 will be borne exclusively by the Sellers, irrespective of whether or not the Closing takes place.

SECTION 9.3 - NOTICES
---------------------

All notices, claims, demands and other communications hereunder will be made in writing, given or made by delivery in person, by courier service, registered mail (postage prepaid, return receipt requested), telecopy, telegram or telex, to the respective Parties at the following addresses (or at such other addresses as may be specified in a notice given in accordance with this Section 9.3) :

(a)  If to the Purchaser :

     DePuy, Inc.
     P.O. Box 988
     700 Orthopaedic Drive
     Warsaw
     Indiana 46581-0988
     U.S.A.
     Telecopy : (00-1) 219 269 5675
     Attention : Legal Department

     DePuy International Ltd.
     St. Anthony's Road
     Leeds
     Yorkshire LS11 8DT
     U.K.
     Telecopy : (00-44) 113 272 4192
     Attention : Legal Department

     with a copy to :

     Coudert Brothers
     1114 Avenue of the Americas
     New York, N.Y. 10036-7703
     U.S.A.
     Telecopy : (00-1) 626 4120
     Attention : Jeffrey Cohen

     and to :

     Coudert Freres,
     52, Avenue des Champs-Elysees
     75008 Paris
     France
     Telecopy : (00-33) 1 53 83 60 60
     Attention : Olivier de Precigout

(b)  If to the Sellers :

     Mr. Patrick Landanger
     5, avenue Pol Antoine
     52000 Chaumont
     France
     Telecopy : (00-33) _______________

     Mr. Eric Landanger
     15, rue des Acacias
     52000 Jonchery
     France
     Telecopy : (00-33) _______________

     Ms. Maryvonne Guibert
     9, boulevard Gambetta
     52000 Chaumont
     France
     Telecopy : (00-33) _______________

     Mr. Michel Colombier
     512, chemin Viralamande
     69140 Rillieux La Pape
     France
     Telecopy : (00-33) _______________

     Mrs. Renee Landanger
     10, rue de Dijon
     52000 Chaumont
     France
     Telecopy : (00-33) ___________________

     Mr. Louis Landanger
     10, rue de Dijon
     52000 Chaumont
     France
     Telecopy : (00-33) ______________

     Mrs. Martine Bonnaventure
     260, avenue du Stade
     45770 Saran
     France
     Telecopy : (00-33) ___________________

     Mr. Guy Bonnaventure
     260, avenue du Stade
     45770 Saran
     France
     Telecopy : (00-33) __________________
     with a copy to :

     Desfilis, Juchs & Associes
     49 bis, Avenue F.D. Roosevelt
     75508 Paris
     France
     Telecopy : (00-33) 1 45 63 29 68
     Attention : Maitre J.L. Desfilis

A notice will be deemed to have been duly made or given :

(a) in the case of personal delivery, by the giving of a receipt of delivery of such notice from the addressee, or from any person working at its above-mentioned address,

(b) in the case of a registered letter or a courier delivery, upon first presentation of such notice at the address of the addressee; and

(c) in the case of a transmission by telecopy, telegram or telex, upon the existence of proof of transmission, confirmed by registered letter with return receipt requested sent at the latest on the first business day following the date of such transmission.


SECTION 9.4 - PUBLIC ANNOUNCEMENTS
----------------------------------

Neither Party hereto will make, or cause to be made, any press releases or public announcements in respect of this Share Purchase Agreement, the Indemnification Agreement or the transactions contemplated hereby and thereby without prior approval of the other Party, and the Parties will cooperate as to the timing and contents of any such announcement. Nothing in this Section 9.4 will prevent a Party from supplying any information as may be required by any public authority or as will be required by law, but such Party will furnish notice thereof to the other Party as soon as practicable given the circumstances.


SECTION 9.5 - SEVERABILITY
--------------------------

If any term or other provision of this Share Purchase Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Share Purchase Agreement will, nevertheless, remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties will negotiate in good faith to modify this Share Purchase Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.


SECTION 9.6 - LANGUAGES
-----------------------

This Share Purchase Agreement is entered into and executed in the French and English languages. In the event of any disputes concerning the construction or meaning of this Share Purchase Agreement, the French version will prevail.


SECTION 9.7 - ENTIRE AGREEMENT
------------------------------

Except as provided in the Indemnification Agreement, this Share Purchase Agreement constitutes the entire agreement of the Parties hereto with respect to the subject matter hereof, and supersedes all agreements and undertakings, both written and oral, between the Sellers and the Purchaser, or any of the companies of the group to which each Party belongs, prior to the date hereof with respect to the subject matter herein.

SECTION 9.8 - WAIVERS, MODIFICATIONS OR AMENDMENTS
--------------------------------------------------

No waiver, modification or amendment of any provision of this Share Purchase Agreement will be valid, or of any force or effect, unless made in writing and signed by each of the Parties hereto, and specifying with particularity the nature and extent of such waiver, modification or amendment. Any such waiver, modification or amendment will in no event be construed to be a general waiver, abandonment, modification or amendment of any of the provisions of this Share Purchase Agreement, but the same will be strictly limited and restricted to the extent and occasion specified in such writing or writings signed by the Parties.


SECTION 9.9 - SECTION HEADINGS - EXHIBITS
-----------------------------------------

The table of contents to this Share Purchase Agreement and the headings of particular Sections herein are inserted only for convenience and are in no way to be construed as part of this Share Purchase Agreement or as a limitation of the scope of the particular Sections to which they refer.

Each Exhibit to this Share Purchase Agreement constitutes an integral part hereof; and all references to this Share Purchase Agreement will include all Exhibits hereto.


SECTION 9.10 - ASSIGNMENT - SUCCESSORS AND ASSIGNS
--------------------------------------------------

Neither this Share Purchase Agreement nor any rights, liabilities or obligations hereunder may be assigned without the express written consent of the other Party hereto (which consent will be given or refused at the discretion of each of the Parties), although the Purchaser will be entitled to assign all of its rights and undertakings hereunder to any company belonging to the Purchaser's Group as specified in Section 2.1 above, the Purchaser remaining liable for performance of the obligations of assignee herein and in the Indemnification Agreement.
This Share Purchase Agreement will be binding upon and inure to the benefit of successors and permitted assigns of the Parties hereto.


SECTION 9.11 - SPECIFIC PERFORMANCE
-----------------------------------

The Parties hereto agree that they will be entitled to specific performance of the terms hereof, insofar as permitted under French law.


SECTION 9.12 - GOVERNING LAW - DISPUTES
---------------------------------------

This Share Purchase Agreement will be governed by, and construed in accordance with, French law.

All disputes arising in connection with this Share Purchase Agreement will be settled by the competent Paris courts.

Executed in ten (10) original counterparts, In Paris,
On 28 February 1997


FOR THE SELLERS :                   FOR THE PURCHASER :

/s/ Patrick Landanger                     /s/ James Lent
---------------------                     --------------
Patrick Landanger                         DePuy, Inc.
                                          By : James Lent
                                          Title : Chairman of the Board
                                                  and Chief Executive Officer
/s/ Eric Landanger
------------------
Eric Landanger



/s/ Maryvonne Guibert
---------------------
Maryvonne Guibert



/s/ Michel Columbier
--------------------
Michel Colombier



/s/ Mrs. Renee Landanger
------------------------
Mrs. Renee Landanger



/s/ Mr. Louis Landanger
-----------------------
Mr. Louis Landanger



/s/ Mrs. Martine Bonnaventure
-----------------------------
Mrs. Martine Bonnaventure



/s/ Mr. Guy Bonnaventure
------------------------
Mr. Guy Bonnaventure

                               TABLE OF CONTENTS



SECTION 1 DEFINITIONS.........................................................   3

SECTION 2 PURCHASE AND SALE OF SHARES.........................................   3
     Section 2.1 - Purchase and Sale of Shares................................   3
     Section 2.2 - Purchase Price.............................................   4

SECTION 3 CLOSING.............................................................   8
     Section 3.1 - Closing - Closing Date.....................................   8
     Section 3.2 - Documents to be Delivered by the Sellers at Closing........   8
     Section 3.3 - Documents Delivered by the Purchaser at Closing............   9
     Section 3.4 - Other Formalities at Closing...............................   9

SECTION 4 CONDITIONS PRECEDENT................................................  10
     Section 4.1 - Shareholdings in 3L, Landanger-Camus and the Subsidiaries..  10
     Section 4.2 - Prior Administrative Authorizations and Clearances.........  10
     Section 4.3 - Geyser S.A. and AED Soft...................................  10
     Section 4.4 - Surgical Instruments Activity..............................  11
     Section 4.5 - Tradenames - Trademarks....................................  11
     Section 4.6 - Guaranty...................................................  11
     Section 4.7 - Indemnification Agreement..................................  11
     Section 4.8 - Consequences of Non-Fulfillment of Conditions Precedent....  12

SECTION 5 COVENANTS...........................................................  12
     Section 5.1 - Sellers' Covenants.........................................  12
             5.1.1 Disclosure.................................................  12
             5.1.2 Free Access................................................  12
             5.1.3 Cooperation................................................  13
             5.1.4 No Dividends...............................................  13
     Section 5.2 - Purchaser's Covenants......................................  13
             5.2.1 Disclosure.................................................  13
             5.2.2 The Purchaser will submit to the Sellers:..................  13
     Section 5.3 - Conduct of Business Prior to the Closing...................  14
     Section 5.4 - Further Action.............................................  15

SECTION 6 TRADEMARKS - TRADENAMES - CORPORATE NAME............................  15
     Section 6.1..............................................................  15
     Section 6.2..............................................................  15
     Section 6.3..............................................................  16
     Section 6.4..............................................................  16

SECTION 7 NON COMPETITION.....................................................  16

                                      25

     Section 7.1.......................................... 16
     Section 7.2.........................................  17

SECTION 8TERMINATION OF THE SHARE PURCHASE AGREEMENT.....  17
     Section 8.1 - Termination by Mutual Agreement.......  17
     Section 8.2 - Termination by the Purchaser..........  17
     Section 8.3 - Survival Upon Termination.............  17

SECTION 9GENERAL PROVISIONS..............................  17
     Section 9.1 - Confidentiality.......................  18
     Section 9.2 - Expenses - Taxes......................  18
     Section 9.3 - Notices                                 19
     Section 9.4 - Public Announcements..................  21
     Section 9.6 - Languages                               21
     Section 9.7 - Entire Agreement......................  21
     Section 9.8 - Waivers, Modifications or Amendments..  22
     Section 9.9 - Section Headings - Exhibits...........  22
     Section 9.10 - Assignment - Successors and Assigns..  22
     Section 9.11 - Specific Performance.................  22
     Section 9.12 - Governing Law - Disputes.............  22

                                EXHIBIT 2.2.2.A

            LIST OF COMPANIES INCLUDED IN THE SCOPE OF CONSOLIDATION



- LANDANGER-CAMUS S.A.
- LANDOS ORTHOPADIE GmbH
- LANDOS ESPANA S.A.
- LANDOS ITALIA Srl
- LANDOS NEDERLAND BV
- LANDANGER-LANDOS S.A.
- BIOLAND S.A.
- MEDINOV-A.M.P. S.A.
- MIKROLAND S.A.
- LANDOS BIOMECANIQUE S.A.
- LANDOS INTERNATIONAL S.A.
- LANDOS INC.
- BIOLAND-PHARMA Sarl
- GEYSER S.A.
- TECHLAND Sarl
- SUSHRUT PVT Ltd
- ADLER MEDIEQUIP Ltd
- BEIJING LANDOCHINE ARTIFICIAL JOINT CO Ltd
- GESTION CONSEIL LANDANGER SNC
- MEDINOV ITALIA Srl
- MEMO IMPLANTS Sarl
- A.M.P. DEVELOPPEMENT S.A.
- A.M.P. INDUSTRIE (absorbed by Medinov-A.M.P.)
- A.M.P. MEDICAL (absorbed by Medinov-A.M.P.)
- PAMERLAND SCI
- AM SCI
- ORTHOTIM SCI

                                 EXHIBIT 2.2.2


                                LANDANGER-CAMUS


                            CONSOLIDATED FINANCIAL
                                  STATEMENTS
                          YEAR ENDED 31ST AUGUST 1996

CONSOLIDATED BALANCE SHEET AT 31ST AUGUST 1996

ASSETS
                                                          08/31/1996             08/31/1995
                                        --------------------------------------- ------------   NOTES TO
YEAR ENDED 31 AUGUST                                        DEPRECIATION                       FINANCIAL
(FF'000)                                     GROSS          & PROVISIONS    NET      NET       STATEMENTS
----------------------------------------------------------------------------------------------------------
CALLED-UP SHARE CAPITAL NOT PAID                    -               -         -       -
INTANGIBLE FIXED ASSETS
     Preliminary expenses                        1079             323       756       9
     Research and development costs                 -               -         -       -
     Concession, patents, licences              14035            8175      5860    3943
     Goodwill                                   12495            5184      7311    1605
     Payments on account                            -               -         -     180
     Other intangible assets                        -               -         -       -
GOODWILL ON ACQUISITION                         55191           13529     41662   27073            3
TANGIBLE FIXED ASSETS
     Land                                        6019             642      5377    3723
     Buildings                                  58918           21481     37437   37040            4
     Machinery and equipment                    69154           58031     11123   12241            4
     Other tangible assets                      98727           69867     28860   35780            4
     Fixed assets in progress                    7551               -      7551    1392
     Payments on account                         1943               -      1943    2562
FIXED ASSET INVESTMENTS
     Other participating interests                884             450       434     584            2
     Related loans and advances                     -               -         -       -
     Other shares                                4811            2692      2119    2119            2
     Loans                                        862             160       702    1016
     Other investments                           1169               7      1162    1253
SHARES IN AFFILIATED UNDERTAKINGS                1361               -      1361    1539
-------------------------------------------------------------------------------------------
FIXED ASSETS                                   334199          180541    153658  132059            5
-------------------------------------------------------------------------------------------
Inventory and work in progress
     Raw materials and consumables              19964            3256     16708   17236
     Work in progress - Goods                   21920             684     21236   21094
     Work in progress - Services                    -               -         -       -
     Semi-finished and finished goods          109448           21095     88353   94508
     Goods for resale                           22391            4892     17499   22382
Payments on account                               735               -       735     801
Trade debtors                                                                                      6
     Trade debtors and related accounts        132871           10340    122531  129070
     Miscellaneous debtors                      22843              32     22811   15453
Other debtors                                    6836            4024      2812    5093
Called-up share capital not paid                    -               -         -       -
     Marketable securities                      20346               -     20346   14873
Cash at bank and in hand                        19096               -     19096   14555
Prepayments                                      4998               -      4998    5400
-------------------------------------------------------------------------------------------
CURRENT ASSETS                                 381448           44323    337125  340465
-------------------------------------------------------------------------------------------
Deferred charges                                    -               -         -       -
Deferred tax assets                             12878               -     12878   14227           17
-------------------------------------------------------------------------------------------
TOTAL                                          728525          224864    503661  486751
----------------------------------------------------------------------------------------------------


LIABILITIES

YEAR ENDED 31 AUGUST                                     08/31/1996  08/31/1995  NOTES TO
(FF'000)                                                                         FINANCIAL
                                                                                 STATEMENTS
--------------------------------------------------------------------------------------------
Called-up share capital                                       21637       21637
Share premium account                                         67696       77417
Revaluation reserve                                               -           -
Legal reserve                                                   643         643
Other reserves                                                 1651        1651
Profit and loss account                                           -           -
Regulated provisions                                              -           -
Investment grants                                                 -           -
Consolidated reserves                                        104511       66424
Currency translation difference                                  -9         525
Net profit for the year- Group share                          40239       34740
-------------------------------------------------------------------------------
CAPITAL AND RESERVES                                         236368      203037            7
-------------------------------------------------------------------------------
Minority interests in reserves                                  316        4280
Minority interests in currency translation difference             -           -
Minority interests in net profit for the year                    47         317
-------------------------------------------------------------------------------
MINORITY INTERESTS                                              363        4597            7
-------------------------------------------------------------------------------
Other equity                                                  10763        7918            8
Provisions for liabilities and charges                        11395        9691
Deferred tax                                                   2495        2803
Goodwill                                                        369         606
-------------------------------------------------------------------------------
PROVISIONS                                                    14259       13100            9
-------------------------------------------------------------------------------
BORROWINGS                                                                                11
     Debenture loans                                              -           -
     Bank loans and overdrafts                                96280      117383            4
     Other loans and debts                                    27136       21988
Payments received on account                                      -           6
TRADE CREDITORS                                                                            6
     Trade creditors and related accounts                     37417       38802
     Tax and social security                                  42467       48406
     Miscellaneous creditors                                  14655       16818
OTHER CREDITORS
     Fixed-asset suppliers                                     8902        6766
     Sundry creditors                                         14470        7690
DEFERRED INCOME                                                 581         240
-------------------------------------------------------------------------------
TOTAL LIABILITIES                                            241908      258099
-------------------------------------------------------------------------------
TOTAL                                                        503661      486751
--------------------------------------------------------------------------------------------

        CONSOLIDATED PROFIT AND LOSS ACCOUNT FOR THE YEAR ENDED 31ST AUGUST 1996


YEAR ENDED 31 AUGUST                                 08/31/1996  08/31/1995  NOTES TO
(FF'000)                                                                     FINANCIAL
                                                                             STATEMENTS

----------------------------------------------------------------------------------------
Goods purchased for resale                               274476      147353
Manufactured goods                                       226395      293464
---------------------------------------------------------------------------
TURNOVER                                                 500871      440817    12     18
---------------------------------------------------------------------------
Production inventories                                    11697       16750
Production capitalised                                    16001       15182
Operating subsidies                                         426         730
Provisions written back and charges transferred           28135       26026
Other operating income                                     1292         185            6
---------------------------------------------------------------------------
OPERATING INCOME                                         558422      499690
---------------------------------------------------------------------------
Purchases of goods for resale                             46181       41076
Change in stocks of goods purchased for resale            21387        2847
Purchases of raw materials and consumables                36649       36969
Change in stocks of raw materials and consumables          -503        3965
Other purchases and external charges                     125427      125647           13
Taxes (other than corporation tax)                        12585       10249
Wages and salaries                                       108372       98365           14
Social security costs                                     41615       37535
Depreciation                                              36954       36954
Provisions                                                33223       26991
Other operating charges                                   15965       12595            6
---------------------------------------------------------------------------
OPERATING CHARGES                                        477858      433193
---------------------------------------------------------------------------
OPERATING PROFIT                                          80567       66497
---------------------------------------------------------------------------
Income from securities                                      153          38
Interest receivable and similar income                      346        1195
Provisions written back and charges transferred             268          89
Foreign exchange gains                                     1633        2372
Net income from the disposal of securities                  388         486
---------------------------------------------------------------------------
FINANCIAL INCOME                                           2788        4180
---------------------------------------------------------------------------
Depreciation and provisions                                 570        3095
Interest payable and similar charges                      10684        6320
Foreign exchange losses                                    1562        3821
Net charge on the disposal of securities                      -        3872
---------------------------------------------------------------------------
FINANCIAL CHARGES                                         12816       17108
---------------------------------------------------------------------------
NET FINANCIAL CHARGES                                    -10028      -12928           15
---------------------------------------------------------------------------
PROFIT BEFORE TAXATION                                    70539       53569
----------------------------------------------------------------------------------------




(FF'000)                                          08/31/1996  08/31/1995  NOTES TO
                                                                          FINANCIAL
                                                                          STATEMENTS
-------------------------------------------------------------------------------------
Exceptional income from revenue transactions            5107        2567
Exceptional income from capital transactions            4032        5053
Provision written back and charges transferred          2421        5880
------------------------------------------------------------------------
EXCEPTIONAL INCOME                                     11560       13500
------------------------------------------------------------------------
Exceptional charges on revenue transactions             3898         878
Exceptional charges on capital transactions             5733        2468
Depreciation and provisions                             3770        6058
------------------------------------------------------------------------
EXCEPTIONAL CHARGES                                    13401        9404
------------------------------------------------------------------------
EXCEPTIONAL (CHARGES) INCOME                           -1841        4096           16
------------------------------------------------------------------------
Employee profit-sharing                                 4436        5040
Corporation tax                                        18775       14530           17
Share of losses in affiliated undertakings               -70        -260
------------------------------------------------------------------------
CONSOLIDATED NET PROFIT BEFORE GOODWILL                45417       37835
 AMORTISATION
------------------------------------------------------------------------
Goodwill amortisation                                   5132        2778
------------------------------------------------------------------------
CONSOLIDATED NET PROFIT                                40285       35057           18
------------------------------------------------------------------------
Share accruing to minority interests                      47         317
Share accruing to the Group                            40238       34740
-------------------------------------------------------------------------------------

NOTES TO THE CONSOLIDATED ACCOUNTS

1 - ACCOUNTING POLICIES

1. COMPANY ACCOUNTS

The financial statements of group companies are prepared in accordance with accounting standards applicable in the country where they operate. Appropriate adjustments are recorded in the consolidated accounts so to follow group accounting policies. These policies, which are applied consistently from one year to the next, comply with French accounting standards as well as internationally accepted accounting principles as published by the International Accounting Standard Committee.

2. CONSOLIDATION METHOD

Companies are fully consolidated when they meet the materiality thresholds defined below and when they are controlled exclusively, that is, when a majority of voting rights is held directly or indirectly, or when effective control can be exercised either legally or contractually over their financing and operating policy, pursuant to a contract, statutory provisions or when the holding company, in practice, appoints the majority of member of the management, executive and supervisory bodies.

Companies are proportionally consolidated when they are controlled jointly with another group such that effective management control and voting rights are shared equally.

Companies over which Landanger-Camus exercises significant influence over financing and operating policy are accounted for by the equity method. The Group is considered to exercise significant influence when it controls at least 20% of voting rights.

Participating interests meeting the above criteria, but where control is intended to be temporary or which fail to meet the following materiality thresholds, are not consolidated. These thresholds are turnover of FF1m and total assets of FF1m.

All intra-group transactions are eliminated on consolidation, as well as intra-group income and charges (profits on disposal, inventory profits, dividends, etc.).

3. INTANGIBLE FIXED ASSETS

Intangible fixed assets are recorded at historical cost, excluding any financial charges. Research and development costs as well as costs to file and maintain patents are charged to the profit and loss account in the year when incurred.

Other intangible assets are amortised using the straight-line method over their estimated useful life, not exceeding five years. Software is amortised over three years, patents over five years.

4. GOODWILL ON ACQUISITION

Goodwill is the excess of purchase consideration over the fair value of net assets acquired on the date when first included in the consolidation scope. Fair-value adjustments are allocated to the asset line items concerned. Any amount remaining is capitalised under the heading "Goodwill on acquisition" and amortised using the straight-line method over a period determined on a case-by-case basis according to the assumptions made and objectives set when the acquisition was made. This period is set by default at five years but in any event cannot exceed twenty years.

5. TANGIBLE FIXED ASSETS

The gross value at which tangible fixed assets are reported on the balance sheet corresponds to acquisition cost, or net book value when recorded in connection with an asset contribution, excluding all financial charges and all reevaluation.

Assets with a value of over FF100,000 made available under a finance lease, hire-purchase or similar agreement are capitalised at their original value, and the corresponding lease obligation is recorded as a liability.

Tangible fixed assets are depreciated using the straight-line method over their estimated useful life as indicated below:

  Buildings:                   20 years
  -Industrial equipment:   4 to 5 years
  -Tooling:                     3 years
  -Furniture and fittings:      8 years
  -Computer equipment:          3 years
  -Office equipment:       3 to 5 years
  -Motor vehicles:              5 years

Demonstration equipment, mainly endoscopic equipment, is capitalised and depreciated over three years.

Ancillary equipment made available to customers is capitalised and depreciated over two years.

6. FIXED ASSET INVESTMENTS

The gross value at which investments are reported on the balance sheet corresponds to acquisition cost. A provision for diminution of value is recorded when the group's share of net assets is inferior to cost, in the case of non-consolidated companies, or when the loan or advance is unlikely to be recovered.

7. INVENTORY

Goods for resale and raw materials are valued at purchase price plus incidental costs using the method known as "first in, first out" (FIFO). Work in progress and finished products are valued at production cost, which includes raw material purchase cost as well as direct and indirect production costs based on a normal level of activity. Ancillary equipment and equipment used to fit orthopaedic implants will either be:

- Sold to customers, notably abroad; or
-Made available free of charge to customers, as is the practice in France.

Consequently, when this equipment is new it is entered into inventory. If the equipment is subsequently sold, the transaction is recorded under turnover. If it is made available free of charge to customers, it is transferred to tangible fixed assets.

Implants on loan or deposit at customers are entered into inventory. They give rise to a flat 30% provision for depreciation so as to make allowance for losses and extreme sizes not fitted frequently.

Finished products and goods for resale give rise to provisions for depreciation determined by reference to the inventory turnover rate for each line or when net realisable value is inferior to book value.

8. PROVISIONS

a) Provision for retirement indemnities
This provision is intended to cover the present value of the employees' vested rights in respect of contractual indemnities payable on retirement.

Retirement obligations are calculated using an actuarial method based on the proportion of vested rights of employees on the payroll at the date the calculation is done, taking into account the probability that those employees will remain employed within the Group and applying a statistical mortality table.

b) Provision for doubtful debts3

A provision for diminution of value is recorded when carrying value is inferior to book value. Carrying value is determined taking into account circumstances and applying the prudence concept.

c) Provision for liabilities and charges

This provision concerns liabilities and charges whose nature has been clearly identified and which, given events that have occurred or are occurring, are likely to materialise.

9. TAXATION

The tax charge includes current taxes payable by each company included in the consolidation scope, adjusted for deferred taxes.

Deferred taxes result mainly from consolidation adjustments, the elimination of intra-group profits and timing differences between accounting and taxable income. Deferred tax is calculated in respect of all timing differences under the liability method. Deferred tax assets are recognised by individual companies only to the extent of deferred tax liabilities recognised by the same company, unless the company is assured of obtaining relief for any losses by carrying those losses back, or unless the company's earnings prospects make it probable that losses can be relieved in future periods.

10. FOREIGN CURRENCIES

Foreign-currency transactions are translated at the exchange rate ruling on the transaction date. Assets and liabilities in foreign currencies are translated at the exchange rates ruling at the balance sheet date. Differences resulting from the translation of foreign currency transactions are taken to the profit and loss account.

The financial statements of foreign subsidiaries are translated into French francs under the net investment method "methode du cours de cloture".
Accordingly:

- Amounts in the balance sheet are translated at the year-end exchange rate;
- Amounts in the profit and loss account are translated at the average exchange rate;
- The resulting translation difference is taken directly to reserves.

2 - CONSOLIDATION SCOPE

                                                      % OWNED        CONSOLIDATION
                                               08/31/1996  08/31/95      METHOD
                                          ------------------------------------------
Landanger-Camus                                    100       100  Full consolidation
Landos Orthopadie                                  100       100  Full consolidation
Landos Espana                                      100       100  Full consolidation
Landos Italia                                      100        34  Full consolidation
Landos Nederland                                   100       100  Full consolidation
Landanger Landos                                   100       100  Full consolidation
Bioland                                             98        89  Full consolidation
Medinov AMP                                      99.71     99.47  Full consolidation
Mikroland                                        99.95     99.95  Full consolidation
Landos Biomecanique                                 97        97  Full consolidation
Landos International                                94        94  Full consolidation
Landos Inc.                                        100       100  Full consolidation
Bioland Pharma                                    99.8      99.8  Full consolidation
Geyser                                           37.43     33.33  Equity accounted
Techland                                           100       100  Full consolidation
Sushrut                                             40        40  Equity accounted
Adler                                               40        40  Equity accounted
Landexing                                          100       100  Full consolidation
Gestion Conseil Landanger                         99.8      99.8  Full consolidation
Medinov Italia                                      30        30  Equity accounted
Memo implants                                      100        70  Full consolidation
A.M.P. Developpement                               100     85.05  Full consolidation
AMP Industrie (absorbed by Medinov AMP)              -     99.98                   -
A.M.P. Medical (absorbed by Medinov AMP)             -     99.85                   -
SCI Pamerland                                      100         -  Full consolidation
SCI AM                                              90         -  Full consolidation
                                          ------------------------------------------

Major events:
------------
- On 30th November 1995 the endoscopy business was transferred from Landanger Landos, a fully consolidated subsidiary, to Geyser, a company accounted for by the equity method. The endoscopy business carried on by Geyser generated a net loss of FF537 thousand on turnover of FF6,408 thousand.

- Landos Italia became a fully-owned subsidiary on 1st April 1996. Accordingly, this company, previously accounted for by the equity method, has been fully consolidated since that date. Landos Italia contributed a loss of FF1,143 thousand on turnover of FF5,750 thousand for the period from April to August 1996.

NON-CONSOLIDATED COMPANIES

                                                   % OWNED        NET BOOK VALUE ON
                                                                    BALANCE SHEET
                                              31/08/96  31/08/95  31/08/96  31/08/95
------------------------------------------------------------------------------------
-  Companies not meeting the turnover and
   total assets criteria:
   Landos UK                                    100.00    100.00         -         -
   Medinov Distribution                         100.00    100.00       115       115
   Apophyse                                      30.00     30.00         -         -
   AED Soft                                      41.18     41.18        70        70
   Kaenta                                        25.00     25.00         -       150
-  Companies less than 20% owned:
   Surgical Innovation                             9.5       9.5         -         -
   Sopagefi                                       8.05      8.05      2068      2055
   Texinfine                                     14.25     14.25       250       250
   Other                                           n/a       n/a        50        63
-  Companies for which accounting data was
   not available in time:
   Landor
                                                                   -----------------
                                                            2553      2703
------------------------------------------------------------------------------------

3 - GOODWILL ON ACQUISITION

1. POSITIVE GOODWILL
COMPANIES ACQUIRED                            31/08/95  INCREASE  DECREASE  31/08/96
------------------------------------------------------------------------------------
Landos Orthopadie                                 5478         -         -      5478
Landanger Landos                                  1035         -      1035         -
Walton Medical                                    2257         -      2257         -
Medinov - AMP                                     6726         -      1203      5523
Bioland Pharma                                     149         -         -       149
Bioland                                           1600      1180         -      2780
Techland                                          1872         -         -      1872
Sushrut                                            857         -         -       857
Adler                                              162         -         -       162
AMP Developpement                                18200     15965         -     34165
Medinov AMP Medical                               1392         -         -      1392
Geyser                                               -        76         -        76
Landos Italia                                        -      2737         -      2737
------------------------------------------------------------------------------------
     TOTAL                                       39728     19958      4495     55191
------------------------------------------------------------------------------------
Depreciation  Period
Landos Orthopadie  5 years                        3841      1096         -      4937
Landanger  Landos  5 years                        1035         -      1035         -
Walton  Medical  5 years                          2257         -      2257         -
Medinov - AMP  5 years                            4071      1104      1203      3972
Bioland Pharma  5 years                             90        30         -       120
Bioland  5 years                                    67       396         -       463
Techland  5 years                                  102       374         -       476
Sushrut  5 years                                   171       171         -       342
Adler  5 years                                      32        32         -        64
AMP Developpement  15 years                        317      1656         -      1973
AMP Medical  5 years                               672       274         -       946
Geyser  5 years                                      -         8         -         8
Landos Italia  5 years                               -       228         -       228
------------------------------------------------------------------------------------
     TOTAL                                       12655      5369      4495     13529
------------------------------------------------------------------------------------

2. NEGATIVE GOODWILL

COMPANIES ACQUIRED:                           31/08/95  INCREASE  DECREASE  31/08/96
------------------------------------------------------------------------------------
AMP Industrie                                      606         -       237       369
------------------------------------------------------------------------------------
     TOTAL                                         606         -       237       369
------------------------------------------------------------------------------------

4 - FINANCE LEASES

                                                                 GROSS VALUE
                                                  31/08/95  ADDITIONS    DISPOSALS   31/08/96
---------------------------------------------------------------------------------------------
Land                                                   413          -             -       413
Buildings                                            42102          -             -     42102
Machinery and equipment                              25877       1216             -     27093
Other tangible fixed assets                           7785          -           131      7654
                                              -----------------------------------------------
                                                     76177       1216           131     77262
                                              -----------------------------------------------

                                                                DEPRECIATION
                                              -----------------------------------------------
                                                  31/08/95   CHARGE     WRITE-BACK   31/08/96
                                              -----------------------------------------------
Buildings                                            10680       2108             -     12788
Machinery and equipment                              21253       2725             -     23978
Other tangible fixed assets                           4523       1073           131      5465
                                              -----------------------------------------------
                                                     36456       5906           131     42231
                                              -----------------------------------------------
                                                LESS THAN    1 TO 5      MORE THAN    TOTAL
                                                  1 YEAR      YEARS      5 YEARS

Lease obligations                                     5882      14234         15210     35326
---------------------------------------------------------------------------------------------

5 - MOVEMENTS IN FIXED ASSETS
Gross value                                     INTANGIBLE  TANGIBLE    INVESTMENTS   TOTAL
                                                 ASSETS      ASSETS
---------------------------------------------------------------------------------------------
Opening balance (08/31/95)                           15695     235616          7970    259281
Additions and increases                              11663      31320           312     43295
Valuation difference                                     -       2748             -         -
Disposals and reductions                              -365     -34401          -556    -35322
Transfers                                                -          -             -         -
Change in consolidation scope                          585       6994             -      7579
Currency translation difference                         30         35             -        65
---------------------------------------------------------------------------------------------
CLOSING BALANCE (08/31/96)                           27608     242312          7726    277646
---------------------------------------------------------------------------------------------

Depreciation                                    INTANGIBLE  TANGIBLE    INVESTMENTS   TOTAL
                                                 ASSETS      ASSETS
---------------------------------------------------------------------------------------------
Opening balance (08/31/95)                            9958     142878          2998    155834
Charge and increases                                  3789      35039           579     39407
Write-back and reductions                             -171     -30055          -268    -30494
Transfers                                               14        (14)            -         -
Change in consolidation scope                           72       2153             -      2225
Currency translation difference                         20         20             -        40
---------------------------------------------------------------------------------------------
CLOSING BALANCE (08/31/96)                           13682     150021          3309    167012
---------------------------------------------------------------------------------------------

6 - OTHER OPERATING ITEMS

OTHER DEBTORS
-Staff                                                 765
-Social security                                       269
-VAT                                                12,566
-Grants receivable                                     528
-Advance corporation tax                             6,710
-Other taxes paid on account                         1,702
-Consigned containers                                  218
-Other                                              22,842



OTHER CREDITORS
-Commission, discounts and royalties payable        14,655

OTHER INCOME
-Rental income - buildings                              93
-Royalties receivable from patents                   1,199
                                                     1,292
 OTHER CHARGES
-Royalties payable on patents                       15,616
-Bad debts                                             349
                                                    15,965


7 - MOVEMENT IN CAPITAL AND RESERVES

Opening balance (08/31/95)                                207,634
Change in share capital of parent company                       -
Net profit for the year ended                              40,285
Dividend                                                   (7,271)
Currency translation difference                              (121)
Change in consolidation scope                              (3,796)
CLOSING BALANCE (08/31/96)                                236,731

8 - OTHER EQUITY

                                              OPENING    INCREASE   DECREASE        CHANGE IN         CLOSING
                                              BALANCE                          CONSOLIDATION SCOPE   BALANCE
                                             (08/31/95)                                              (08/31/96)
                                           -------------------------------------------------------------------
Conditional advances from                         7918       3220       1330                    955      10763
 ANVAR
                                           -------------------------------------------------------------------
Less than 1 year                                  1955                                                    1830
2 to 5 years                                      5963                                                    8233
More than 5 years                                    -                                                     700
                                           -------------------------------------------------------------------
                                                  7918                                                   10763
                                           -------------------------------------------------------------------


9 - PROVISIONS

                                              OPENING    INCREASE   DECREASE        CHANGE IN         CLOSING
                                             BALANCE                          CONSOLIDATION SCOPE   BALANCE
                                             (08/31/95)                                              (08/31/96)
                                         ----------------------------------------------------------------------

     1. For liabilities and charges
     Customer disputes                             550        607        472                      -        685
     Employee disputes                             950        600        950                      -        600
     Restructuring                                 230        200        430                      -          -
     Retirement indemnities                       4938       1239        133                    189       6233
     Tax                                          2378       1223        354                      -       3247
     Indexation                                    639         94        103                      -        630
     Other provisions                                6          -          6                      -          -
                                         ----------------------------------------------------------------------
                                                   9691       3963       2448                    189      11395
                                         ----------------------------------------------------------------------

     2. For deferred tax
     Calculated under the liability
      method                                      2803        562        893                     23       2495
                                         ----------------------------------------------------------------------


10 - CURRENCY RISK

Foreign-currency liabilities to third parties     FOREIGN CURRENCY   FRENCH FRANC
                                                       AMOUNT           AMOUNT
                                                 --------------------------------
US dollar                                                       195           989
Dutch guilder                                                   304           928
Deutsche mark                                                   792          2709
Pound sterling                                                   52           410
Japanese yen                                                    550            25
Swiss franc                                                      62           261
                                                                        ---------
                                                                             5322
                                                 --------------------------------

Foreign-currency liabilities to group companies   FOREIGN CURRENCY   FRENCH FRANC
                                                       AMOUNT           AMOUNT
                                                 --------------------------------
US dollar                                                       798          4047
Dutch guilder                                                  2346          7156
Deutsche mark                                                  3015         10313
Swiss franc                                                    5231         22074
Spanish peseta                                               477679         19346
Italian lira                                                1478957          4955
Indian rupee                                                   1807           257
Chinese yuan                                                   1894          1157
                                                                        ---------
                                                                            69305
                                                 --------------------------------

11 - BORROWINGS

                                             OPENING      CHANGE IN     INCREASE   DECREASE   CLOSING
                                             BALANCE     CONSOLIDATION                        BALANCE
                                           (08/31/95)       SCOPE                           (08/31/96)
                                          ------------------------------------------------------------
     1. Analysis by nature
     Bank loans                                 66989             3075      8838      26799      52103
     Finance leases                             40205                -      1216       6095      35326
     Employee profit-sharing                     9883                -      5694       3079      12498
     Coface advances                             4477                -      2220        451       6246
     Life annuities                              6809                -        94        967       5936
     Deposits                                       -               80         -          -         80
     Factoring                                   3204             2017         -        879       4342
     Accrued interest on loans                    819                -       129          -        948
     Bank overdrafts                             6824                -         -        989       5835
     Accrued interest on bank overdrafts          161                -         -         59        102
                                          ------------------------------------------------------------
                                               139371             5172     18191      39318     123416
                                          ------------------------------------------------------------
     2. Analysis by maturity
     Due in less than 1 year                    47511                                            46447
     Due in 1 to 5 years                        71714                                            58942
     Due in more than 5 years                   20146                                            18027
                                          ------------------------------------------------------------
                                               139371                                           123416
                                          ------------------------------------------------------------

Average interest rate                                                       6.62%
Proportion of borrowings bearing a variable interest rate                  25.00%

12 - TURNOVER

1. By business line             08/31/96  08/31/95
                               --------------------
Orthopaedics                      408 440   342 547
Surgery                            32 294    37 959
Endoscopy                          10 975    18 131
Traumatology                       20 541    17 567
Bio-materials                      23 972    21 132
Other                               4 649     3 481
                               --------------------
                                  500 871   440 817
                               --------------------

2. By geographical region        08/31/96  08/31/95
                               --------------------
France                            368 624   321 587
European Union                    103 662    90 793
Rest of the world                  28 585    28 437
                               --------------------
                                  500 871   440 817
                               --------------------

13 - RESEARCH AND DEVELOPMENT COSTS

Research and development costs charged to the profit and loss accounts amounted to FF23,817 thousand in the year ended 31st August 1996.

14 - STAFF

                                             AVERAGE        STAFF COSTS*
                                             NUMBER
                                      ----------------------------------
Senior managers                                         15        12 558
Administrative managers                                 36        12 586
Sales managers                                          40        20 415
Technical managers                                      55        20 332
Clerical staff                                         220        35 692
Production staff                                       169        27 697
Sales staff                                             44        23 165
                                      ----------------------------------
                                                       579       152 445
                                      ----------------------------------
* including payroll taxes

15 - NET FINANCIAL ITEMS


                                                                08/31/96

INCOME
     -Interest                                                       499
     -Provision for foreign exchange losses written back               -
     -Provision for indexation written back                          123
     -Provision against financial assets written back                145
     -Foreign exchange gains                                       1 633
     -Net income from the disposal of securities                     388

CHARGES
     -Interest on loans and bank overdrafts                       -7 128
     -Interest on lease payments                                  -3 556
     -Provision for foreign exchange losses                            -
     -Provision against financial assets                            -308
     -Provision against securities                                  -150
     -Provision for indexation                                      -112
     -Foreign exchange losses                                     -1 562
                                                          --------------
NET FINANCIAL INCOME/(CHARGES)                                   -10 028
                                                          --------------

16 - EXCEPTIONAL ITEMS


ON REVENUE TRANSACTIONS                                      CHARGES
                                                         -------------
     -Adjustment to trade debtor balances                           24
     -Adjustment to trade creditor balances                        263
     -Penalties                                                    216
     -Adjustment to company accounts                                59
     -Adjustment to tax                                            125
     -Customer disputes                                            421
     -Employee disputes                                           1188
     -Restructuring                                                 88
     -Other                                                       1514
                                                         -------------
                                                                  3898
                                                         -------------


                                                              GAINS
                                                         -------------
     -Adjustment to trade debtor balances                          338
     -Adjustment to trade creditor balances                        669
     -Penalties                                                      -
     -Cheques not honoured                                           -
     -Adjustment to company accounts                               663
     -Adjustment to tax                                           3164
     -Adjustment to corporation tax (change to tax law)            180
     -Customer disputes                                             93
     -Guarantees extended to buyer                                   -
     -Difference in opening net book value                           -
                                                         -------------
                                                                  5107
                                                         -------------


ON CAPITAL TRANSACTIONS                                    NET INCOME


     -Disposal of tangible fixed assets                          -1821
     -Disposal of investments                                        -
     -Share of investment subsidies credited to income             120
                                                         -------------
                                                                 -1701
                                                         -------------


PROVISIONS                                                 PROVISIONAL
                                                            EXPENSES
                                                         -------------
     -Retirement indemnities                                      1226
     -Employee disputes                                            600
     -Customer disputes                                            607
     -Restructuring                                                200
     -Tax audit                                                   1137
     -Doubtful debts                                              3770
                                                         -------------


                                                            RECOVERY
                                                               ON
                                                           PROVISIONS
                                                         -------------
     -Retirement indemnities                                       133
     -Restructuring                                                430
     -Tax                                                           54
     -Employee disputes                                            950
     -Customer disputes                                            854
                                                         -------------
                                                                  2421
                                                         -------------
NET EXCEPTIONAL CHARGE                                           -1841
                                                         -------------

17 - TAXATION

Current tax                                                                    19 590
Tax credit - Research                                                          (2,236)
Tax credit - Training                                                             (54)
                                                                               17 300
Deferred tax
-Deferred tax charge                                                            4 245
-Deferred tax credit                                                           (2,769)
                                                                              -------
                                                                               18 776

Profit before tax and employee profit-sharing                                  68,698
Effective tax rate                                                              27.33%


Movement in deferred tax                          OPENING       CHANGE IN     INCREASE   DECREASE   CLOSING
                                                  BALANCE     CONSOLIDATION                         BALANCE
                                                (08/31/95)        SCOPE                           (08/31/95)
                                               ------------------------------------------------------------
     -Deferred tax asset                            14 227              457     1 923      3 729     12 878
     -Deferred tax liability                         2 803               23       562        893      2 495
                                               ------------------------------------------------------------
Net balance                                         11 424              434     1 361      2 836     10 383
                                               ------------------------------------------------------------

In accordance with the principle of prudence, ordinary tax losses carried forward and deferred capital allowances do not give rise to the recognition of a deferred tax asset in the consolidated accounts.

18 - OFF-BALANCE-SHEET COMMITMENTS

COMMITMENTS GIVEN
Emco shares pledged as collateral for the loan repayable in 1997      1,563
Guarantees given in respect of loans to subsidiaries                 14,670

COMMITMENTS RECEIVED
Guarantees received from an executive officer                         3,922

19 - FINANCING

CASH FLOW STATEMENT

SOURCES
Cash flow from operations                                            88 520
Disposals and reductions in fixed assets                              4 459
Increase in capital subscribed by minority shareholders                   -
New loans and credit facilities                                      21 543
                                                                  ---------
                                                                    114 522
                                                                  ---------
APPLICATIONS
Dividends paid                                                        6 491
Fixed asset acquisitions
     -Intangible assets                                              11 663
     -Tangible assets                                                31 320
     -Participating interests                                        26 374
     -Other fixed assets                                                403
Repayment of loans and bank overdrafts                               39 861
Change in working capital requirements                               -1 590
                                                                  ---------
                                                                    114 522
                                                                  ---------


CASH FLOW FROM OPERATIONS
Net profit for the year                                               40 285
Share in earnings of companies accounted for by the equity method        184
Depreciation                                                          42 112
Exceptional and financial provisions                                   5 096
Exceptional provisions written back                                   -2 654
Proceeds from asset disposals                                         -3 912
Net book value of assets sold                                          5 732
Change in consolidation scope                                            202
Deferred tax                                                           1 475
                                                                  ----------
                                                                      88 520
                                                                  ----------

% of turnover                                                          17.67%

CHANGE IN WORKING CAPITAL REQUIREMENTS

Stocks (net)                                                         -12 524
Trade debtors and operating debtors                                    4 533
Trade creditors and operating creditors                                5 911
Other debtors                                                         -9 227
Other creditors                                                        4 204
Cash at bank and in hand                                               5 513
                                                                  ----------
                                                                      -1 590
                                                                  ----------

                               EXHIBIT 2.2.2(b)
                               ----------------

                      CONDITIONS OF OPENING AND OPERATION
                      -----------------------------------
                             OF THE ESCROW ACCOUNTS
                             ----------------------




          1. In conformity with the Share Purchase Agreement, the following funds will be put into escrow by the Purchaser:

          - the negative difference between (i) the amount of the consolidated net asset value of the Landanger-Camus Group as of 28 February 1997 as shown on the consolidated balance sheet, not audited by the Purchaser's accountants, and
(ii) the amount of the net asset value of such Group as of 31 August 1996; and

          - if applicable, 48 million Francs in anticipation of a possible decrease in the Tarif Interministerial of the Prestations Sanitaires, if same has not occurred by the Closing Date.


          2. The conditions of opening and operation of the escrow accounts will be mutually agreed upon between the Parties likely to benefit from such funds (the "Parties Involved") and the bank appointed as escrow agent, in accordance with the following principles:

          2.1 The escrow accounts will be opened at the head office, or at one of the Paris or Luxembourg branches, of the Banque Paribas (hereinafter referred to as the "Banque Paribas").

          2.2 The Banque Paribas will invest the funds in escrow in one (or several) financial products giving optimum remuneration on such funds, considering (i) the probable and, in any case, the maximum period of time during which such funds will be kept in escrow, and (ii) the tax regime applicable to each of the Parties Involved. The "optimum" nature of the investment selected will be fixed based on the hypothesis that upon release of the funds in escrow, same will be divided in equal parts between the Parties Involved.

          2.3 The interest earned on the funds in escrow will be allotted to the Parties Involved in pro rata to the amounts in capital distributed amongst them at the time of release of the funds.

          2.4 The Banque Paribas may be reasonably remunerated for carrying-out its mission as escrow agent.

          2.5 The funds in escrow and the interest earned thereon will only be released upon receipt by the Banque Paribas of a letter signed jointly by (i) the law firm of Coudert Freres, 52, avenue des Champs-Elysees, 75008 Paris, and
(ii) the law firm of Desfilis, Juchs & Associes, 49 bis, avenue F.D. Roosevelt, 75508 Paris, and attesting to satisfaction of the conditions required to be met for such funds to be released, as same are set forth in the Share Purchase Agreement.

                                      2.


          2.6 The costs and expenses incurred in connection with the putting into escrow of the above-mentioned funds and operation of the escrow accounts (in particular, any remuneration of the Banque Paribas) will be split equally between the Parties Involved. To the extent possible, such costs and expenses will be deducted by the Banque Paribas from the funds in escrow prior to the distribution of such funds among the Parties Involved, it being understood that the Parties will not be held jointly and severally liable vis-a-vis the Banque Paribas for payment of such costs and expenses.

          2.7 The Banque Paribas will not become involved in any agreement or dispute between the Parties Involved, and will not be required to watch over execution of such agreements or follow developments in such disputes.

          2.8 Any dispute arising as a result of the execution or interpretation of the escrow agreements will be submitted to the jurisdiction of the competent Paris courts.



                                     *    *
                                       *

Privileged & confidential                                      February 26, 1997
                                                                           DRAFT


                                EXHIBIT 2.2.2(c)

                        DEFINITION OF NET ASSET VALUE



NET ASSET VALUE of the Champagne Group is defined as THE GROUP STOCKHOLDERS' EQUITY (TOTAL DES CAPITAUX PROPRES), as shown on the face of the consolidated balance sheet at August 31, 1996.

It excludes Minority Interests and Autres Fonds Propres.

The NET ASSET VALUE of the Champagne Group at August 31, 1996 amounted to:
FF 236 368 000, calculated as follows:

-      Total Assets:              FF 503 661 000
-      Less:
       -   Total of debt
           (TOTAL DETTES):           241 908 000
-      Total Provisions
           (TOTAL PROVISIONS):        14 259 000
-      Autres fonds propres:          10 763 000
-      Minority Interests
           (TOTAL MINORITAIRES):         363 000
                                  --------------
NET ASSET VALUE:                  FF 236 368 000
                                  ==============

                                 EXHIBIT 2.2.4

                           COMPARATIVE STUDY OF HIP
                            IMPLANTS SALES MADE BY
                           LANDANGER-LANDOS S.A. AND
                          MEDINOV-A.M.P. S.A. TOWARDS
                        PRIVATE CLINICS ONLY AND DURING
                      THE PERIOD FROM SEPTEMBER 1ST, 1996
                             TO NOVEMBER 30, 1996.



- Sales comparison made during the period from September 1st, 1996 to November 30, 1996 and sales forecast done by application of the projected "nomenclature T.I.P.S" as of February 17, 1997.

- This study relied only on sales made to private clinics (and not sales made to hospitals and distributors)

                              NEW TIPS SIMULATION
                    APPLICATION OF THE GRID OF FEB. 17, 1997






                                   LANDANGER   MEDINOV     TRIM      YEAR

C.A. PRIVE (Rea 09-11/96)            25347.0   14172.9   39519.9   133644.4
 Sales Private sector

Ecart C.A. (gain + perte)             -951.1    -901.2   -1852.3    -6075.7
Difference in sales (profit
 and loss)

Ecart en %                             -3.8 %    -6.4 %    -4.7 %     -4.5 %
Difference in %

        LANDANGER-LANDOS : NEW TIPS SIMULATION (PRIVATE SECTOR: CLINICS)
        ----------------------------------------------------------------

                           SEPTEMBER TO NOVEMBER 1996

---------------------------------------------------------------------------------------------------------------------
                                                                    PRIVE 9 A 11.96                    C. A.
                                                           PRIVATE SECTOR FROM 9 TO 11, 1996           Sales
                                   ----------------------------------------------------------------------------------
                                                                                    Au 17.2
                                   Volume   C. A.     Moyen     TOTAL    Actuel      As of         C        ECART
                                   Volume   Sales    Average    TOTAL    Current    Feb. 17        C      Difference
---------------------------------------------------------------------------------------------------------------------

autoblocante                                                               5 275        5 143

titan                                 231   1 150.6    4.981   1 150.60    5 275        5 143   1 126.1        -24.5

TITAN: L96236-L96238                    8      50.0    6.250      50.00    6 594        6 429      48.8         -1.2

corail                              1 099   6 566.5    5.975   6 566.50    6 330        6 172   6 429.4       -137.1

CORAIL :L92508-L92506                   9      63.2    7.002      63.20    7 406        7 221      61.6         -1.6

Euroform ciment                       115     741.8    6.450     741.80    6 805        6 250     681.3       -60.55

Euroform Hac                          146   1 123.4    7.695   1 123.40    8 118        7 300   1 010.2       -113.2

Kronos cim                            172     864.0    5.023     864.00    5 275        5 143     838.5        -25.5

KRONOS :L36480-490-500                 11      68.6    6.236      68.60    6 594        5 143      53.6        -15.0

Kronos cim L36080-90-100                8      49.9    6.238      49.90    5 275        6 429      48.8         -1.1

Kronos s/cim L36560a580                 6      36.0    6.000      36.00    6 330        7 221      41.1          5.1

Egoform                                 3      83.5   27.833      83.50   25 000       17 000      48.3        -35.2

Kar                                   148   1 032.9    6.979   1 032.90     7406        7 221   1 013.0        -19.9

Fjord                                   2      10.0    5.000      10.00     5275        5 143       9.7         -0.3

Phaland                                55     423.2    7.695     423.20    8 118        7 300     380.6        -42.6

Reconstitution                          3      57.0   19.000      57.00                 8 000      22.7        -34.3

Reef                                   15     284.5   18.957     284.50                 9 000     128.0       -156.5

TD ciment                              23     139.6    6.070     139.60    6 594        6 429     140.2          0.6

TD Hac                                 33     227.0    6.879     227.00    7 406        7 221     225.9         -1.1

Dysplasique cim                         1       6.4    6.400       6.40    6 805        5 143       4.9         -1.5

Dysplasique hac                                                            8 118        6 172

Reconstruc. cim                         3      19.3    6.433      19.30    6 805        8 000      22.7          3.4

Reconstruc. hac                         4      30.8    7.700      30.80    8 118        9 000      34.1          3.3

PVL                                   106     528.7    4.988     528.70     5275        5 143     516.7        -12.0

Divers/speciales

TIGE (Stem)                          2,201       139    6 159  13 556.90                        12 886.2        -6707

Moore-Thomps.                          73     115.7    1 585     115.70     1994        1 400      96.9        -18.8

Ecart                                                                                            -670.7


Ancillaire & avoir

alumine                             1 644   4 088.5    2.487   4 088.50    2 637        2 556   3 983.0       -105.5

inox                                  455     585.8    1.287     585.80    1 371        1 477     637.0         51.2

Inox S:facture                         11      33.0    3.000      33.00    3 000        1 477      15.4        -17.6

Cocr                                   97     144.8    1.493     144.80    1 583        1 477     135.8         -9.0

Zircom                                 64     159.9    2.498     159.90    2 637        2 556     155.1         -4.8

speciales - (cephaliques                7      33.7    4.814      33.70    5 943        2 556      17.0        -16.7

type Moore                                                                 1 371        1 477

TETE (head)                         2 278   5 045.7    2.215   5 045.70                         4 943.2       -102.5


tropic                                394   1 693.7    4.299   1 693.70    4 537        4 431   1 654.8        -38.9

atoll                                 299   1 287.9    4.307   1 287.90    4 537        4 431   1 255.8        -32.1

vis                                 1,488     343.4    0.231     343.40      250          244     344.1          0.7

insert trop/atoll                   1,063     713.7    0.671     713.70      700          683     688.2        -25.5

calypso                                11      47.7    4.336      47.70    4 537        4 431      46.2         -1.5

corol                                  77     333.9    4.336     333.90    4 537        4 431     323.4        -10.5

Cbs                                   179     719.9     4022     719.90    4 537        4 431     751.8         31.9
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
                                                                    PRIVE 9 A 11.96                    C. A.
                                                           PRIVATE SECTOR FROM 9 TO 11, 1996           Sales
                                   ----------------------------------------------------------------------------------
                                                                                    Au 17.2
                                   Volume   C. A.     Moyen     TOTAL    Actuel      As of         C        ECART
                                   Volume   Sales    Average    TOTAL    Current    Feb. 17        C      Difference
---------------------------------------------------------------------------------------------------------------------

Pe sdt                                179     125.0    0.698     125.00      738          738     125.2          0.2

Pe Kronos                             212     147.6    0.696     147.60      738          738     148.3          0.7

Kronos dysplasique                      2      16.1    8.050      16.10      738        8 000      15.2         -0.9

Octopus module                         31     134.4    4.335     134.40    5 275        7 500     220.4         86.0

Octopus implant                        16      55.8    3.488      55.80    1 899        1 852      28.1        -27.7

Octopus insert                         24      24.5    1.021      24.50      700          683      15.5         -9.0

cupule mobile                         213     627.3    2.945     627.30    3 165        2 500     504.7       -122.6

Galaxy                                 75     325.2    4.336     325.20    4 537        4 431     315.0        -10.2

divers/speciaux

PVL                                    47      32.6    0.694      32.60      738          738      32.9          0.3

Charnley

COTYLE                              4,310   6,628.7    1.538   6 628.70                         6 469.6       -159.1

Ancillaire + Access.

TOTAL HIPS

Without MOORE                       8,789  25,253.3     2.87  25 231.30                        24 299.0       -932.3

With MOORE                          8,862  25,347.0     2.86  25 347.00                        24 395.9       -951.1

Difference for 3 months                                                                          -932.3

                                                                                                 -951.1

Value for one year (1 tri/3*11)                                                                -3 418.4

                                                                                                   -3.8%
---------------------------------------------------------------------------------------------------------------------

          MEDINOV: NEW TIPS SIMULATION (ONLY PRIVATE SECTOR - CLINICS)
          ------------------------------------------------------------
                           SEPTEMBER TO NOVEMBER 1996
                           --------------------------

-------------------------------------------------------------------------------------------------------------------
                                PRIVE 9 A 11.96                  TOTAL
                           ----------------------------------------------------------------------------------------
                                                                         Au 17.2
                           Volume   C. A.     Moyen    3 mois   Actuel    As of        C          T        ECART
                           Volume   Sales    Average  3 months  Current  Feb. 17                         Difference
-------------------------------------------------------------------------------------------------------------------

Modulcor cim                  330   1 674.5    5.074   1 674.5    5 275     5 143    1 608.7    1 608.7       -65.8

Alliance cim                   23     115.0    5.000     115.0    5 275     5 143      112.1      112.1        -2.9

Alliance s/cim                189   1 142.2    6.043   1 142.2    6 330     6 172    1 105.7    1 105.7       -36.5

Geomodular s/cim                                                  6 330     6 172

Geomodular II S/cim                                               6 330     6 172

Morphometric I cim            130     839.8    6.460     839.8    6 805     6 250      770.1      770.1       -69.7

Morphometric I s/cim          343   2 639.3    7.695   2 639.3    8 118     7 300    2 373.4    2 373.4      -265.9

Morphometric II s/cim          83     638.7    7.695     638.7    8 118     7 300      574.3      574.3       -64.4

Morphometric V s/cim           22     161.6    7.345     161.6    8 118     9 000      187.7      187.7        26.1

Kerboul Cochin cim                                                3 781     3 394

Adapt                           1      47.5   47.500      47.5             17 000       16.1       16.1       -31.4

Morpho 5 (diaphyse)            16       7.7    0.481       7.7                                                 -7.7

Autoblocante

Morpho adapt



TIGE                        1 137   7 266.3    6.391   7 266.3                       6 748.1    6 748.1      -518.2

Moore-Thomps.                                                     1 994     1 400

Ecart (Difference)                                                                    -518.2     -518.2

                                                                  2 637     2 556

Tete inox                     251     326.1    1.299     326.1    1 371     1 477      351.4      351.4        25.3

Tete chrome  cobalte           42      63.0    1.500      63.0    3 000     1 477       58.8       58.8        -4.2

Tete zircone                  849    2115.9    2.492   2 115.9    2 637     2 571    2 069.0    2 069.0       -46.9



TETE                        1 142   2 505.0    2.194   2 505.0                       2 479.2    2 479.2       -25.8

                                                                                                  -25.8


Cotyle omega                  467   2 025.1    4.336   2 025.1     4537     4 431    1 961.4    1 961.4       -63.7

Cotyle spring                   8      34.7    4.336      34.7     4537     4 431       33.6       33.6        -1.1

Cotyle Sophia II                5      25.0    5.000      25.0     4537     4 431       21.0       21.0        -4.0

Cotyle Alliance               200     867.3    4.337     867.3     4537     4 431      840.0      840.0       -27.3

Insert                        780     519.6    0.666     519.6      700       683      505.0      505.0       -14.6

cupule mobile                  41     121.5    2.963     121.5     3165     2 500       97.2       97.2       -24.3

butee                         131     256.3    1.956     256.3     1583       350       43.5       43.5      -212.8

fond de cotyle                                                     1899     1 852

vis cotyle                  1 362     321.4    0.236     321.4      250       244      315.0      315.0        -6.4

cotyle PE                     147     102.8    0.699     102.8      738       738      102.8      102.8         0.0

Obturateur                    321     120.4    0.375     120.4      396       386      117.4      117.4        -2.9

col amovible morpho            80       7.5    0.094       7.5              1 000        7.5        7.5



COTYLE                      3 542   4 401.6    1.243   4 401.6                       4 044.4    4 044.4      -357.2

Ancillaire + Access                                                                              -357.2

TOTAL HIPS

Without MOORE               5 821  14 172.9     2.43  14 172.9            1 400.0   13 271.7   13 271.7      -901.2

With  MOORE                 5 821  14 172.9     2.43  14 172.9            2 800.0  13  271.7   13 271.7      -901.2

Difference for 3 months                                                               -901.2     -901.2

                                                                                      -901.2     -901.2

                                                                                               -3 451.6

Coef pour an 3.83                                                                       -6.4%
--------------------------------------------------------------------------------------------------------------------


               CONCLUSIONS OF CNAMTS MEETING - FEBRUARY 17, 1997

-----------------------------------------------------------------------------------------------------------------------------------
301E01.4                       HIP ARTICULATED IMPLANTS      Total     TARIFS    Counter       2,50 %        SAVING          %
                                                             Volume     TIPS     proposal      TARIF          CNAM        decrease
                                                             Private              SNITEM     established                     or
                                                                                 17-fev-97   CNAM 0,9750                  increase
------------------------------------------------------------------------------------------------------------------------------------


301E01.41                    Standard Stems (neck              36 586
                             included)

301E01.411                   Right stem, monoblock,             3 781   3 481 F    3 481 F        3 394 F       329 042        2.5%
                             cemented

301E01.413                   Right stem, modular, cemented     23 498   5 275 F    5 275 F        5 143 F     3 098 799        2.5%

301E01.414                   Right stem, modular,               9 307   6 330 F    6 330 F        6 172 F     1 472 833        2.5%
                             non-cemented
------------------------------------------------------------------------------------------------------------------------------------

301E01.42                    Anatomic Stems                    16 939

301E01.421                   Cemented anatomic stems            5 190   6 805 F    6 250 F        6 250 F     2 880 450        8.2%

301E01.422                   Non-cemented anatomic stems       11 749   8 118 F    7 300 F        7 300 F     9 610 682       10.1%
------------------------------------------------------------------------------------------------------------------------------------

301E01.43                    Revision stem (neck included)      8 611

                             Right stem monoblock                 567   4 748 F    4 748 F        4 629 F        67 303        2.5%

301E01.441                   Modular stem, cemented             5 265   6 594 F    6 594 F        6 429 F       867 935        2.5%

301E01.442                   Modular stem, non-cemented         2 779   7 406 F    7 406 F        7 221 F       514 532        2.5%

301E01.44                    Stem for reconstruction (neck      1 283
                             included)

301E01.431                   Modular stem, cemented               274  15 000 F    8 000 F        8 000 F     1 918 000       46.7%

301E01.432                   Modular stem, non-cemented         1 009  15 000 F    9 000 F        9 000 F     6 054 000       40.0%

301E01.45                    Head and lunar head               78 291

301E01.451                   metallic (metal or metallic       40 462   1 583 F    1 477 F        1 477 F     4 288 972        6.7%
                             alloy)

301E01.452                   Ceramic                           36 906   2 637 F    2 637 F        2 556 F     2 989 386        3.1%

301E01.453                   Mixed (association of                923   1 583 F    2 637 F        2 571 F      -911 993      -62.4%
                             different materials)
------------------------------------------------------------------------------------------------------------------------------------


301E01.46                    Cotyles standard                  46 124

301E01.461                   Cotyle monoblock, massive         18 006     738 F      738 F          738 F             0        0.0%
                             polymer

301E01.46                    Cotyle monoblock, massive            687   4 431 F    4 000 F        4 000 F       296 097        9.7%
                             ceramic

301E01.463                   Cotyle monoblock, mixed            1 018   3 165 F    3 165 F        3 086 F        80 549        2.5%
                             (association of different
                             materials)

301E01.464                   Modular cotyle, cemented,            308   2 465 F    2 465 F        2 403 F        18 981        2.5%
                             metal-back without

301E01.465                   Modular cotyle,                   26 105   4 575 F    4 575 F        4 431 F     3 759 120        3.1%
                             non-cemented, metal-back
                             without insert
------------------------------------------------------------------------------------------------------------------------------------

301E01.47                    Cotyles for  reconstruction          240

301E01.471                   Modular cotyle, metal-back            15   2 465 F    6 500 F        6 500 F       -60 525     -163.7%
                             without insert

301E01.472                   Modular cotyle,                      225   4 575 F    7 500 F        7 500 F     - 658 125     - 63.9%
                             non-cemented, metal-back
                             without insert

301E01.48                    Insert only                       33 703

301E01.481                   in massive polymer                32 625     700 F      700 F          683 F       570 938        2.5%

301E01.482                   in ceramic                           154     700 F    2 637 F        2 571 F      -288 146     -267.3%

301E01.483                   mixed (association of                924     700 F    2 637 F        2 571 F   - 1 728 873     -267.3%
                             different materials)

301E01.49                    Mobile bipolar Cupula              7 115   3 165 F    2 500 F        2 500 F     4 731 475       21.0%
                             ("Cupule") or monopolar
                             femoral upula

301E01.50                    Abutment anti-dislocation          1 928        NR      350 F          350 F      -674 800

301E01.51                    Special Implants

301E01.511                   Special stem                         564  19 000 F   17 000 F       17 000 F     1 128 000       10.5%

301E01.512                   Special Cotyle                       200   4 575 F    8 000 F        8 000 F      -685 000      -74.9%

301E01.4101                  Supporting ring or cotyle          4 959   1 899 F    1 899 F        1 852 F       235 429        2.5%
                             back

301E01.4102                  Fixed cupula for necrosis of         137   1 567 F    1 567 F        1 528 F         5 367        2.5%
                             the femoral head

301E01.4103                  Femoral prosthesis monopolar       1 112   1 994 F    1 400 F        1 400 F       660 528       29.8%
                             monoblock (type Modular cephalic
                             prosthesis

301E01.4104                  Removable neck with double         1 234   1 161 F    1 000 F        1 000 F       198 674       13.9%
                             cone morse
----------------------------------------------------------------------------------------------------------------------------------
                             Saving CHAM if non-linear                                                       40 769 628
                             discount of 2.5%

                             Grey areas were subject to
                             additional discount of 2.50%

                             Screw with cotyle                    250                                 244

                             Obturator                            396                                 386
----------------------------------------------------------------------------------------------------------------------------------

                                 EXHIBIT 3.2.E



3 L S.A.
--------

Members of the Board of Directors
---------------------------------

Patrick LANDANGER
Maryvonne GUIBERT born LANDANGER
Eric LANDANGER
Renee LANDANGER


LANDANGER-CAMUS S.A.
--------------------

Members of the Board of Trustees
--------------------------------

Eric LANDANGER (President)
Maryvonne GUIBERT born LANDANGER
Louis LANDANGER
Renee LANDANGER
Charles BERNEY

Members of the Directorate
--------------------------

Patrick LANDANGER
Pierre GUIBERT
Michel COLOMBIER
Gerard FURET


A.M.P. DEVELOPPEMENT S.A.
-------------------------

Members of the Board of Directors
---------------------------------

Patrick LANDANGER
Renee LANDANGER
LANDANGER-CAMUS (permanent representative:  Pierre GUIBERT)

MEDINOV-A.M.P. S.A.
-------------------

Members of the Board of Directors
---------------------------------

Patrick LANDANGER
Pierre BRISSOT
Renee LANDANGER
LANDANGER-CAMUS (permanent representative:  Pierre GUIBERT)
Michel COLOMBIER


LANDANGER-LANDOS S.A.
---------------------

Members of the Board of Directors
---------------------------------

Patrick LANDANGER
Renee LANDANGER
Louis LANDANGER
Eric LANDANGER
Maryvonne GUIBERT born LANDANGER


BIOLAND S.A.
------------

Members of the Board of Directors
---------------------------------

Nicole ROUQUET
Patrick LANDANGER
Renee LANDANGER
LANDANGER-CAMUS (permanent representative:  Pierre GUIBERT)


MIKROLAND S.A.
--------------

Members of the Board of Directors
---------------------------------

Patrick LANDANGER
LANDANGER-CAMUS (permanent representative:  Pierre GUIBERT)
Michel COLOMBIER



TECHLAND Sarl
-------------

Bertrand BERGUE (manager)

LANDOS NEDERLAND BV
-------------------

Patrick LANDANGER


SUSHRUT SURGICAL PVT Ltd
------------------------

2 administrative positions
--------------------------

Patrick LANDANGER
Jean-Claude ZIEGLER


ADLER MEDIEQUIP Ltd
-------------------

2 administrative positions
--------------------------

Patrick LANDANGER
Jean-Claude ZIEGLER


BEIJING LANDOCHINE ARTIFICIAL JOINT CO Ltd
------------------------------------------

Patrick LANDANGER (President)


LANDOS UK Ltd
-------------

Patrick LANDANGER


PAMERLAND SCI
-------------

Patrick LANDANGER (manager)


MEMO IMPLANTS Sarl
------------------

Frederic CAUBIT (manager)


MEDINOV DISTRIBUTION S.A.
-------------------------

Michel COLOMBIER
Charles BERNEY
Rene MONFERINI

MEDINOV ITALIA
--------------

Michel COLOMBIER


BIOLAND-PHARMA Sarl
-------------------

Nicole ROUQUET (manager)


LANDOS BIOMECANIQUE S.A.
------------------------

Patrick LANDANGER


LANDOS ESPANA S.A.
------------------

Sole Administrator
------------------

Patrick LANDANGER


LANDOS INC.
-----------

Patrick LANDANGER

Office
------

Jean-Paul BURTIN (vice-president)
Pierre GUIBERT (secretary-treasurer)
Peter T. Tucci (assistant secretary)


LANDOS INTERNATIONAL S.A.
-------------------------

Patrick LANDANGER
Charles BERNEY
Rene MONFERINI


LANDOS ITALIA Srl
-----------------

Patrick LANDANGER
Pierre GUIBERT
Gerard FURET
Raffaelo BARMETTLER

LANDOS ORTHOPADIE GmbH
----------------------

Patrick LANDANGER (manager)


AM SCI
------

Patrick LANDANGER (manager)


GAM SCI
-------

Patrick LANDANGER (manager)


ORTHOTIM SCI
------------

Patrick LANDANGER (manager)

                                 EXHIBIT 3.2.F

                        LIST OF SELLERS BENEFICIARY OF
                            AN EMPLOYMENT AGREEMENT
                          WITH 3L, LANDANGER-CAMUS OR
                            ONE OF ITS SUBSIDIARIES



-  Patrick LANDANGER


-  Maryvonne LANDANGER spouse Guibert


-  Eric LANDANGER


-   Michel COLOMBIER

                                 EXHIBIT 4.1.3


                          DIRECT OR INDIRECT INTERESTS
                               HELD BY 3L AND/OR
                                LANDANGER-CAMUS

                                                   Number of        %
                                                company stocks
                                                      or
                                                shares held by
                                               Landanger-Camus
                                                     or 3L

- A.M.P. DEVELOPPEMENT S.A.                         568.618        100%

   * Meeo Implants Sarl (100%)
   * Texinfine S.A. (14.23%)
   * Apophyse Sarl (30%)
   * Kaenta S.A. (25%)
   * AED Soft Sarl (41.18%)

- MEDINOV-A.M.P. S.A.                               145.580       99,7%

   * Medinov Distribution S.A. (97%)
   * Medinov Italia Srl (30%)
   * Orthotim SCI (100%)
   * GAM SCI (100%)
   * SOPAGEFI S.A. (8.1%)

- LANDANGER-LANDOS S.A.                             616.640        100%

- BIOLAND S.A.                                       27.440         98%

   * Bioland-Pharma Sarl (99.8%)

- MIKROLAND S.A.                                     10.000        100%




- TECHLAND S.A.                                       5.000        100%

- LANDOS NEDERLAND BV

   * Landos Italia Srl (100%)
   * Landos Espana S.A. (100%)
   * Landos Biomecanique S.A. (97%)
   * Landos International S.A. (94%)
   * Landos Orthopadie GmbH (100%)
   * Landos Inc. (100%)
   * Tissue Processing Netherlands BV (50%)

- BEIJING LANDOCHINE ARTIFICIAL                                    100%
  JOINT CO Ltd

- LANDOS UK Ltd                                         200        100%

- GESTION CONSEIL LANDANGER SNC                         500        100%

- PAMERLAND SCI                                       7.950        100%

   * AM S.C.I. (90%)

- SUSHRUT PVT Ltd                                     8.005         40%

- ADLER MEDIEQUIP Ltd                                16.340         40%

- SURGICAL INNOVATIONS Ltd                              100         10%

                        EXHIBIT 4.4

                 LIST OF SALARIED EMPLOYEES
                     TRANSFERRED TO THE
                   COMPANY LANDANGER SARL
                 (IN THE COURSE OF FORMATION)


          C. ARDOIN         Receptionist
          T. BERNARD        Workman Working From His Home
          C. BONNENFANT     Assembler
          I. CARDOSO        Customer Service Employee
          J. DAUNY          Surgical Representative
          J. DEBRICON       Workman Working From His Home
          P. DEBRICON       Workman Working From His Home
          M. DENIS          Surgical Representative
          S. DIOT           Laborer Working From His Home
          D. DROUOT         Assembler
          G. FIEVET         Surgical Representative
          D. FOUREL         Fitter
          J-N FRANCOIS      Surgical Representative
          D. GAIDE          Customer Service Technician
          P. GRANGE         Surgical Representative
          P. GROSLEVIN      Customer Service Technician
          A. GUILLAUMOT     Inventory Control
          V. HERBULOT       Customer Service Secretary
          C. KUSA           Store Salesperson
          E. LANDANGER      Surgical Representative
          M. LARVOR         Surgical Representative
          M. MAINO          Customer Service Secretary
          D. MARIVET        Instrument Operator
          M-L MELINAT       Customer Service Technician
          E. MILESI         Workman Working From His Home
          S. PERRET         Customer Service Secretary
          J. PETRYSZYN      Surgical Representative
          P. PRAT           Secretary
          J. PRIQUELER      Repairer
          P. ROUGEOT        Surgical Representative
          M. SANCHEZ        Manager of Customer Service Surgical Department
          J-P SEPTFONS      Surgery Master
          C. SIMON          Laborer Working From His Home
          C. SOUS           Surgical Representative
          S. VALLEE         Customer Service Technician

                           INDEMNIFICATION AGREEMENT



                         DATED _________________  1997



                                    BETWEEN



                                  DEPUY, INC.



                                      AND



                               PATRICK LANDANGER
                                 ERIC LANDANGER
                               MARYVONNE GUIBERT
                                MICHEL COLOMBIER


                                 COUDERT FRERES
                         52, AVENUE DES CHAMPS-ELYSEES
                                  75008 PARIS
                                     FRANCE

PRIVILEDGED & CONFIDENTIAL                      DRAFT OF 28 FEBRUARY 1997

                           INDEMNIFICATION AGREEMENT



BETWEEN :


- DePuy, Inc., a ______________________ incorporated and existing under the laws of _____________________________, having its [_______] principal place of business at _____________________ and registered with the ______________________ of ____________________ under number
      ____________________, represented by ______________________, duly authorized for the purposes hereof,


      (hereinafter referred to as the "Purchaser"),


                                                                ON THE ONE HAND,


AND :


- Mr. Patrick Landanger, a French citizen domiciled at 85, quai d'Orsay, 75007 Paris, France;

- Mr. Eric Landanger, a French citizen domiciled at 15, rue des Acacias, 52000 Jonchery, France; and

- Ms. Maryvonne Guibert, a French citizen domiciled at 9, boulevard Gambetta, 52000 Chaumont, France;

- Mr. Michel Colombier, a French citizen domiciled at 512, chemin Viralamande, 69140 Rillieux La Pape, France;

      (hereinafter referred to individually as a "Guarantor", and collectively as the "Guarantors"),


                                                              ON THE OTHER HAND,


hereinafter referred to individually as a "Party", and collectively as the "Parties".

PRIVILEDGED & CONFIDENTIAL              2            DRAFT OF 28 FEBRUARY 1997



                                   WITNESSETH



WHEREAS, the Majority Shareholders own two hundred thousand six hundred and sixty seven (209,667) shares representing one hundred percent (100%) of the shares and voting rights in 3L, a societe anonyme with a capital of 209,667,000 French Francs divided into 209,667 shares with a par value of 1,000 French Francs each, having its registered office at Z.I. "La Vendue", rue du Val, 52000 Chaumont, France, and registered with the Registry of Commerce and Companies of Chaumont under number B 393 985 411 (hereinafter referred to as "3L");

WHEREAS, the Sellers own ________________ (_____) shares representing _____________________ percent (_____%) of the shares and voting rights in Champagne, a societe anonyme with a capital of ____________________ French Francs divided into _________________ shares with a par value of _____ French Francs each [TO BE CONFIRMED], having its registered office at _____________________________, France, and registered with the Registry of Commerce and Companies of _______________ under number B _____________________
(hereinafter referred to as "Champagne");

WHEREAS, 3L owns _______________ (___) shares representing
________________________ percent (______%) of the shares and voting rights in Champagne;

WHEREAS, ______________ of the Champagne shares are publicly traded on the Second Market (Second Marche) of the Paris Stock Exchange;

WHEREAS, under a share purchase agreement signed on 28 February 1997 (hereinafter referred to as the "Share Purchase Agreement"), the Sellers have agreed to sell to the Purchaser their direct and indirect controlling stake in Champagne via the sale of all of the shares and voting rights they hold in 3L, and the shares and voting rights they hold in Champagne, subject to satisfaction of several conditions precedent contained therein;

WHEREAS, the Share Purchase Agreement was executed, and the transactions contemplated therein will be completed subject to conditions precedent, and in consideration of the mutual representations and warranties of the Parties.

NOW, THEREFORE, the Parties have agreed on the terms contained herein, and that this Indemnification Agreement will be interpreted and construed in light of the terms of the Share Purchase Agreement.

PRIVILEDGED & CONFIDENTIAL              3            DRAFT OF 28 FEBRUARY 1997

                                   SECTION 1
                                  DEFINITIONS


The following terms will have the meanings as set forth in the following Sections. All terms contained herein beginning with a capital letter and not contained in the list set forth below are defined in the Share Purchase Agreement, and will have the meanings set forth therein.

"Contracts"                             Section 2.12.1
"Environmental Law"                     Section 2.9.1
"Financial Statements"                  Section 2.4.1
"Guarantor" / "Guarantors"              Page 1
"Guaranty"                              Section 4.2.2
"Indemnified Claims"                    Section 4.4.1
"Indemnitee"                            Section 4.4.1
"Indemnitor"                            Section 4.4.1
"Intellectual Property"                 Section 2.8.1
"Champagne"                             Recitals
"Loss" / "Losses"                       Section 4.2.1
"Minority Shareholdings"                Section 2.1.4(a)
"Party" / "Parties"                     Page 1
"Parties' Losses"                       Section 4.4.1
"Permits"                               Section 2.2.3
"Personal Property"                     Section 2.11.2
"Plans"                                 Section 2.14.1
"Purchaser"                             Page 1
"Real Property"                         Section 2.10.1
"Share Purchase Agreement"              Recitals
"Subsidiaries"                          Section 2.1.3(a)
"Taxes"                                 Section 2.15.1
"3L"                                    Recitals


                                   SECTION 2
                REPRESENTATIONS AND WARRANTIES OF THE GUARANTORS


The Guarantors hereby jointly and severally (solidairement) make the following representations and warranties to the Purchaser. Unless specifically provided otherwise, these representations and warranties are made as of the date hereof.

2.1SHAREHOLDINGS
----------------

2.1.1 Shares in 3L
      ------------

(a) The share capital of 3L amounts to 209,667,000 French Francs, divided into 209,667 shares having a par value of 1,000 French Francs each, validly issued, subscribed to and paid up in their entirety. Each share in 3L carries a voting right, and a right to share in the profits.

PRIVILEDGED & CONFIDENTIAL              4            DRAFT OF 28 FEBRUARY 1997


(b) The Majority Shareholders have full and valid title to all of the shares in 3L, free of any encumbrances, pledges, liens, claims or rights of any third party, and have full authority and capacity to sell all of the shares in 3L to the Purchaser.

(c) 3L has not issued any securities (valeurs mobilieres) other than those referred to in sub-section 2.1.2(a) above. There is no option, right or obligation to subscribe to, acquire, sell, pledge or grant any right over the shares in 3L. No other voting rights have been granted.

(d) With the exception of the shares held in Champagne, 3L does not own any shares or securities of, nor does it have any direct or indirect interests or shareholdings in, any corporation, company, partnership, business entity, joint venture or any other enterprise, or any commitment or obligation to purchase any such interests or shareholdings.

2.1.2 Shares in Champagne
      -------------------

(a) The share capital of Champagne amounts to ________________ French Francs, divided into ____________________ shares having a par value of ____ French Francs each, validly issued, subscribed to and paid up in their entirety. Each of the above shares carries a voting right, and a right to share in the profits.

      The above shares are traded on the Second Market (second marche) of the Paris Stock Exchange.

      __________________ of the above shares are bearer shares (actions au porteur), and _________________ are registered shares (actions nominatives).

(b) The Sellers and 3L have full and valid title to ____________ of the shares in Champagne, free of any encumbrances, pledges, liens, claims or rights of any third party. The Sellers have full authority to sell all of the Champagne Shares to the Purchaser.

(c) Champagne has not issued any securities (valeurs mobilieres) other than those referred to in sub-section 2.1.2(a) above. There is no option, right or obligation to subscribe to, acquire, sell, pledge or grant any right over any shares in Champagne. No other voting rights have been granted.

(d) Except as provided in Sections 2.1.3 and 2.1.4 below, Champagne does not own any shares or securities of, nor does it have any direct or indirect interests or shareholdings in, any corporation, company, partnership, business entity, joint venture or any other enterprise.

2.1.3 Shares in the Subsidiaries
      --------------------------

(a) Champagne has a direct or indirect majority shareholding in, or effective control over, the companies listed in Exhibit 2.1.3(a) hereto (hereinafter referred to as the "Subsidiaries"). The shareholdings of third-party shareholders in the Subsidiaries are also described in such Exhibit.

(b) Champagne has full and valid title to its shareholdings in the Subsidiaries, free of any encumbrances, pledges, liens, claims or right of any third party, and there is no agreement, law, regulation or any other factor which would result in all or part

PRIVILEDGED & CONFIDENTIAL              5            DRAFT OF 28 FEBRUARY 1997


      of such shareholdings being lost, transferred, removed, pledged or blocked as a result of the purchase of the Shares by the Purchaser.

(c) The Subsidiaries have not issued any securities (valeurs mobilieres) with the exception of those indicated in Exhibit 2.1.3(c) hereto. There is no option, right or obligation to subscribe to, acquire, sell, pledge or grant any right over, the Sellers' shareholdings in the Subsidiaries.

(d) Except as shown in Exhibit 2.1.3(d) hereto, the Subsidiaries do not own any shares or securities of, nor do they have any direct or indirect interests or shareholdings in, any corporation, company, partnership, business entity, joint venture or any other enterprise.

2.1.4 Minority Shareholdings
      ----------------------

(a) Champagne has minority shareholdings in the companies listed in Exhibit 2.1.4(a) hereto (hereinafter referred to as the "Minority Shareholdings").

(b) Champagne has full and valid title to the Minority Shareholdings, free from any encumbrances, pledges, liens, claims or right of any third party, and there is no agreement, law, regulation or any other factor which would result in all or part of such Minority Shareholdings being lost, transferred, removed, pledged or blocked as a result of the purchase of the Shares by the Purchaser.

(c) The companies in which Champagne owns Minority Shareholdings have not issued any securities (valeurs mobilieres) with the exception of those indicated in Exhibit 2.1.4(c) hereto. To the best knowledge of the Guarantors, there is no option, right or obligation to subscribe to, acquire, sell, pledge or grant any right over, the Sellers' shareholdings in the Subsidiaries.

(d) Except as shown in Exhibit 2.1.4(d) hereto, the companies in which Champagne owns a Minority Shareholding do not own any shares or securities of, nor do they have any direct or indirect interests or shareholdings in, any corporation, company, partnership, business entity, joint venture or any other enterprise.


2.2 ORGANIZATION
----------------

2.2.1 3L and Champagne are societes anonymes validly organized under the laws of France. The Subsidiaries and the companies in which Champagne has Minority Shareholdings are companies of the form described in Exhibit
      2.2.1 hereto, and are validly organized under the laws of the countries in which they are incorporated.

2.2.2 None of 3L, Champagne, the Subsidiaries or the companies in which Champagne holds Minority Shareholdings are, nor never have been, insolvent. Nor have they ever suspended their payments or been subject to any judicial recovery or liquidation proceedings.

2.2.3 3L, Champagne, the Subsidiaries and the companies in which Champagne holds Minority Shareholdings are duly qualified to carry out their respective activities, and do so in accordance with applicable laws and regulations, as well as with their respective corporate purposes. In particular, they have obtained from all

PRIVILEDGED & CONFIDENTIAL              6            DRAFT OF 28 FEBRUARY 1997


      relevant public authorities all authorizations, permits, approvals for, and made all notifications required in connection with, the conduct, ownership and operation of their respective activities and assets (hereinafter referred to as the "Permits"). They are in full compliance with all of the Permits, each of which is valid.

2.2.4 No legal or administrative proceeding to revoke, cancel or not renew any Permit is pending or threatened and, except as disclosed in Exhibit 2.2.4 hereto, no Permit is scheduled to expire within the three (3) year period following the Closing Date.

2.2.5 3L, Champagne, the Subsidiaries and the companies in which Champagne holds Minority Shareholdings have good and valid title to all of their respective assets, free and clear of any encumbrances, pledges, liens, claims or rights of any third party. The sale of the Shares by the Sellers will not adversely affect such title.


2.3 AUTHORITY - NO CONFLICTS - NO APPROVALS
-------------------------------------------

2.3.1 The Sellers have full authority and capacity to execute the Share Purchase Agreement and the Indemnification Agreement, and to perform same.

2.3.2 All prior authorizations, clearances or approvals of any kind whatsoever from any corporate body of 3L, Champagne or the Subsidiaries, or from any third party, including public or administrative authorities, whether national or supranational, including those mentioned in Section 4 of the Share Purchase Agreement, required for execution of the Share Purchase Agreement and of this Indemnification Agreement, and the performance by the Sellers and the Guarantors of their respective obligations under such agreements, have been validly obtained.

2.3.3 The Share Purchase Agreement and this Indemnification Agreement have been duly executed by the Sellers and the Guarantors, and constitute the legal, valid and binding obligation of the Sellers and the Guarantors, enforceable against them in accordance with the terms of such agreements.


2.4 FINANCIAL STATEMENTS
------------------------

2.4.1 The consolidated financial statements of Champagne as of 31 August 1996 have been signed off by the statutory auditors of Champagne without qualification, and the financial statements of 3L and the Subsidiaries as of the close of their respective last financial year have been signed off by the statutory auditors of each of these companies. The above-mentioned financial statements of 3L, Champagne and the Subsidiaries have been approved by the shareholders of these companies within the time period required therefor by applicable laws.

      True and complete copies of the above-mentioned financial statements (hereinafter referred to as the "Financial Statements") and of the legally-required reports of 3L, Champagne and the Subsidiaries respective statutory auditors are attached hereto as Exhibit 2.4.1.

PRIVILEDGED & CONFIDENTIAL              7            DRAFT OF 28 FEBRUARY 1997


2.4.2 The Financial Statements :

      (i) are correct and give in all respects a true and fair view of the assets, liabilities and financial situation of the relevant company as of their respective dates or in respect of the periods covered thereby;

      (ii) give a true and fair view of the results of the operations and shareholders' equity of the relevant company; and

      (iii) have been prepared in a careful, diligent and professional manner, and in accordance with applicable rules and Generally Accepted Accounting Principles.

2.4.3 Without limiting the generality of the foregoing, the accounts receivable, loans, advances, and any other sums owed to 3L, Champagne or the Subsidiaries as recorded in the Financial Statements and not paid or settled as of the Closing Date, or incurred since the close of the Financial Statements and not paid or settled as of the Closing Date:

      (i)    are valid;

      (ii)   are not subject to any dispute, set-off or counterclaim; and

      (iii)  are collectible.

      Except as otherwise disclosed in Exhibit 4.4.3 hereto, none of such assets are subject to any prior assignment, lien or security interest.

2.4.4 Accounts receivable owed by Geyser to 3L, Champagne and/or the Subsidiaries will be paid by Geyser within twelve (12) months from 28 February 1997 at the latest. Any such accounts receivable not paid within six (6) months from 28 February 1997 will bear interests at a rate equal to the French legal interest rate (published in the French Official Journal) plus three (3) points per year.

2.4.5 There is no potential liability or liabilities which could result from any court judgment, out-of-court settlement, administrative decision, binding order, event or factor of whatever nature, in an amount, individually or in the aggregate, in excess of one (1) million French Francs which was not recorded in the Financial Statements, or which has been revealed since such date in the ordinary course of business consistent with recent past practice.

2.4.6 [The excess of debt over cash of Champagne (to be calculated pursuant to Exhibit 2.4.6 hereto) on a consolidated basis is not greater than as of 31 August 1996 (as set forth in the same Exhibit). TO BE NEGOTIATED]


2.5 GEYSER S.A. - SURGICAL INSTRUMENTS ACTIVITY
----------------------------------------------

2.5.1 The operations described in Sections 4.3 and 4.4 of the Share Purchase
             Agreement have been completed in their entirety, in accordance with all applicable laws and regulations, without any infringement of any obligations or commitments, whether legal, contractual or other, and none of the Purchaser, 3L,

PRIVILEDGED & CONFIDENTIAL              8            DRAFT OF 28 FEBRUARY 1997


      Champagne or any of the Subsidiaries will incur any liabilities whatsoever, including without limitation any tax liabilities, resulting therefrom.

2.5.2 All amounts owed as of the Closing Date, or which might fall due thereafter, for whatever reason by Geyser S.A. and the Surgical Instruments Activity (as such term is described in Section 4.4 of the Share Purchase Agreement) to 3L, Champagne or any of the Subsidiaries are listed in Exhibit ___ hereto. Such sums will be entirely, timely and validly paid by such companies, or by the entity which will carry out the Surgical Instrument Activity.


2.6   CONDUCT OF ACTIVITIES PRIOR TO THE CLOSING
---------------------------------------------

During the period between the date of closing of the Financial Statements and the Closing, 3L, Champagne and the Subsidiaries have carried out, and will continue to carry out, their respective businesses with due care and only in the ordinary course of business, have maintained, and will maintain, the integrity of their assets and, in particular, their prospects and business relationships, and have not increased, and will not increase, their liabilities. Without in any respect limiting the generality of the foregoing, prior to the Closing, 3L, Champagne and the Subsidiaries have not, without the Purchaser's prior written consent :

(a) sold, transferred or otherwise disposed of any of their assets, except for:

      (i)    sales of inventory in the ordinary course of business;

      (ii) the operations provided for in Sections 4.3 and 4.4 of the Share Purchase Agreement; and

      (iii)  the transfer of the lease for the premises located in Lyon;

(b) mortgaged, pledged or encumbered, or granted any privilege or guarantee affecting, any of their assets;

(c) increased the remuneration or employment benefits of any of their employees, officers, representatives or advisors;

(d) initiated any collective or individual termination of employment agreements, other than for faute grave or faute lourde;

(e) concluded any new employment agreement, or terminated or modified, in any manner whatsoever, any employment agreements in force as of the date hereof, with the exception of those entered into between any shareholders and Champagne, 3L or any of the Subsidiaries, which must be terminated at the latest on the Closing Date;

(f) modified, terminated or cancelled any contracts by which they are bound under circumstances which would affect their business relations, prospects, relationship with developers and licensors or the operations contemplated in the Share Purchase Agreement;

(g) entered into or renewed any material contract with respect to their assets or business, except in the ordinary course of business or as contemplated under the Share Purchase Agreement;

PRIVILEDGED & CONFIDENTIAL              9            DRAFT OF 28 FEBRUARY 1997


(h) maintained levels of inventory of their products inconsistent with their recent past practices, subject to usual seasonal variations and customer demands;

(i) operated credit control, cash collection and payment activities inconsistent with their past practices;

(j) paid any obligation or liability relating to or in respect of their business, other than current liabilities in the ordinary course of their business, or waived, released or settled any rights or claims relating to or in respect of their businesses;

(k) authorized or proposed any of the foregoing, or entered into any agreement, commitment or undertaking, written or oral, to do any of the foregoing;

(l) incurred any capital expenditure in excess of ________________ (____) French Francs for a single investment, or _____________ (_________) French Francs in the aggregate; or

(m)   [OTHERS?].


2.7 LITIGATION AND COMPLIANCE
----------------------------

2.7.1 Except as otherwise disclosed in Exhibit 2.7.1 hereto, there is no pending or threatened action, claim, suit, arbitration or proceeding against 3L, Champagne or any of the Subsidiaries.

2.7.2 3L, Champagne and the Subsidiaries have conducted, and continue to conduct their respective businesses in all [MATERIAL?] respects in compliance with applicable laws and regulations (including, without limitation, all applicable tax, social security, criminal, customs, labor, consumer protection, competition, zoning and product regulations).

2.7.3 None of 3L, Champagne or any of the Subsidiaries have received (i) any notification from any public authority of any violation of any such laws or regulations, or (ii) any notification or correspondence relating to any inquiry implying any such violation.

2.7.4 There is no court judgment, out-of-court settlement, administrative decision, binding order, event or factor of whatever nature, nor any risk of same, which could result in a prohibition to manufacture, sell or otherwise deal with a product which is material to the activities of 3L, Champagne and the Subsidiaries.

2.7.5 There is no action against any of 3L, Champagne or the Subsidiaries, or any of their employees or officers, nor any risk of same, relating to (i) a violation of Article L.365-1 of the French Code de la Sante Publique, with the exception of the action currently pending against an officer of Medinov AMP and/or (ii) a violation of Articles L. 209-1 and following of the French Code de la Sante Publique (Loi Huriet).

PRIVILEDGED & CONFIDENTIAL             10            DRAFT OF 28 FEBRUARY 1997


2.8 INTELLECTUAL PROPERTY
-------------------------

2.8.1 3L, Champagne and the Subsidiaries own all French and foreign intellectual property rights (including droits d'auteurs), copyrights, drawings, logos, patents and patent applications, manufacturing and trade secrets, manufacturing marks, trademarks or service marks, inventions, know-how, and licenses or sublicenses relating thereto which they use in the conduct of their respective activities (hereinafter referred to as the "Intellectual Property") as same is listed in Exhibit 2.8.1 hereto, except for (i) those which are in the public domain, and (ii) the intellectual property owned and licensed by third parties, as same is specifically identified in said Exhibit 2.8.1 hereto.

2.8.2 All patents, trademarks used and owned by 3L, Champagne and the Subsidiaries and their respective applications pertaining to said Intellectual Property are listed in Exhibit ___ hereto.

2.8.3 In respect of all Intellectual Property which is registered as of the date hereof, all the applications submitted have been duly filed and/or registered and/or issued, are valid and in full force and effect, and in compliance with all applicable laws and regulations, and all annual renewal fees relating thereto have been paid.

2.8.4 To the best knowledge of the Guarantors, none of the Intellectual Property infringes or otherwise violates any right of any third party in any country, and more generally, there are no known or threatened claims of infringement of any intellectual property rights of any third party. No claims or demands by any other person pertaining to any of the Intellectual Property have been made or are threatened.

2.8.5 To the best knowledge of the Guarantors, none of the Intellectual Property is subject to any infringement or other violation by a third party, under any form, or in any country.


2.9 ENVIRONMENTAL CONDITIONS
----------------------------

2.9.1 None of 3L, Champagne nor any of the Subsidiaries has been or is in breach of any environmental laws, regulations or injunctions (hereinafter referred to as the "Environmental Law"). In particular, there are no substances present on or under the premises used by any of them, or in connection with the conduct and operation of their respective activities which constitute a breach of any Environmental Law.

2.9.2 None of 3L, Champagne nor any of the Subsidiaries is subject to any liabilities (including liabilities for cleaning up, remediation, or costs for personal injury or property damage) as a result of any [MATERIAL?] breach of any Environmental Law.

2.9.3 No expenditures are required in connection with the activities of any of 3L, Champagne or any of the Subsidiaries, as same are presently conducted, in order to comply with any Environmental Law.


2.10 REAL PROPERTY
------------------

PRIVILEDGED & CONFIDENTIAL             11            DRAFT OF 28 FEBRUARY 1997


2.10.1 Exhibit 2.10.1 hereto lists (together with a map) each parcel of real property owned or leased by 3L, Champagne and the Subsidiaries (hereinafter referred to as the "Real Property"). 3L, Champagne and the Subsidiaries have valid title to all Real Property, free from any mortgages, liens, pledges or other encumbrances.

2.10.2 All documents necessary to prove the title of 3L, Champagne and the Subsidiaries to the Real Property are in the possession of the relevant company.

2.10.3 To the best knowledge of the Guarantors, the Real Property is free from defects, in a good state of repair, and in good working order, and is capable of being properly used in connection with the respective activities of 3L, Champagne and the Subsidiaries.

2.10.4 With the exception of the real property located at Filling and described in Exhibit 2.10.4 hereto, no third party owns any real property required in connection with the conduct of the respective activities of 3L, Champagne and the Subsidiaries. A short-term lease with a term of two years as from the Closing Date and terminable with a three (3) month notice period from the lessor will be entered into by the Closing Date.


2.11 PERSONAL PROPERTY
----------------------

2.11.1 As of the date of close of the Financial Statements, 3L, Champagne and the Subsidiaries had valid title to, free and clear from any mortgages, liens, pledges or other encumbrances, all of the personal tangible and intangible property as reflected in the Financial Statements.

2.11.2 On the Closing Date, such companies will have valid title to, free and clear from any mortgages, liens, pledges or other encumbrances, such personal property, as well as to all personal tangible and intangible property acquired in the ordinary course of business as defined in
        Section 2.6 hereof, with the exception of personal tangible and intangible property which have been disposed of since the date of close of the Financial Statements in the ordinary course of business and are described in Exhibit 2.11.2 hereto (hereinafter referred to collectively as the "Personal Property").

2.11.3 The Personal Property is free and clear from any mortgages, liens, pledges or other encumbrances, from defects, is in a good state of repair and in good working order, and is capable of being properly used in connection with the respective activities of 3L, Champagne and the Subsidiaries.

2.11.4 No third party company owns any other personal property, whether tangible or intangible, or other assets required for the conduct of the respective activities of 3L, Champagne or the Subsidiaries.


2.12 MATERIAL CONTRACTS
-----------------------

2.12.1 All material outstanding contracts, purchase orders, licenses and sub-licenses (both domestic and foreign), leases (whether for real or personal property), loan agreements, mortgages and other undertakings of any kind, whether written or oral, to which 3L, Champagne or any of the Subsidiaries is a party, or to which

PRIVILEDGED & CONFIDENTIAL             12            DRAFT OF 28 FEBRUARY 1997

        any of the assets, liabilities or activities of any of these companies is subject (hereinafter referred to as the "Contracts"), are valid, binding and in full force and effect, comply with all applicable laws and regulations, have been concluded on an arm's length basis.

2.12.2 All Contracts with a duration of more than one year or involving the payment or receipt of sums in excess of 300,000 French Francs per year are listed in Exhibit 2.12.2 hereto.

2.12.3 None of 3L, Champagne or any of the Subsidiaries are in default under any of the Contracts, or is aware of any default committed by any contracting party thereto.

2.12.4 All consents or approvals from any contracting party to any of the Contracts required for the sale of the Shares by the Sellers and/or the Purchase of the Shares by the Purchaser have been validly obtained.

2.12.5 The transfer to the Purchaser of title to the Shares will not, directly or indirectly, conflict in any way with the provisions, or result in a breach, suspension, amendment or termination, of any of the Contracts (including without limitation product licence agreements with product developers, agreements regarding Intellectual Property rights, loan agreements) or give to the other contracting third party a right to terminate or amend same.

2.12.6 None of 3L, Champagne or any of the Subsidiaries have received a notification of the intent of any contracting third party to terminate or to not renew any of the Contracts.

2.12.7 Without limiting the generality of the foregoing, none of 3L, Champagne or the Subsidiaries is a party to any Contract which is unrelated to their respective activities.


2.13 LABOR MATTERS
------------------

2.13.1 Exhibit _____ hereto sets forth the number of employees, categorized by department, working as of the date hereof at the sites of 3L, Champagne and the Subsidiaries.

2.13.2 3L, Champagne and the Subsidiaries comply in all material respects with applicable labor and social security laws and regulations.

2.13.3 No shareholder, corporate officer (mandataire social), employee or agent of 3L, Champagne or the Subsidiaries has any rights exceeding the statutory requirements (including those existing in collective bargaining agreements which apply to the company concerned), including in case of termination of their functions.

2.13.4 No trade union or labor disputes or work stoppages involving 3L, Champagne or the Subsidiaries are pending or, to the best knowledge of the Guarantors, threatened.

2.13.5 Except as disclosed in Exhibit 2.13.5 hereto, none of the Sellers will have an employment agreement with 3L, Champagne or any of the Subsidiaries as of the

PRIVILEDGED & CONFIDENTIAL             13            DRAFT OF 28 FEBRUARY 1997


        Closing Date. If any of the Sellers had employment agreements prior to the Closing, same will be terminated at no cost to 3L, Champagne or the Subsidiaries.


2.14 EMPLOYEE BENEFIT MATTERS
-----------------------------

2.14.1 Exhibit ____ hereto lists all benefit plans, profit-sharing plans (whether mandatory or voluntary), company savings plans, stock option plans, retiree, medical or life insurance plans, and retirement and severance agreements for the benefit of any officer or employee of 3L, Champagne and the Subsidiaries (hereinafter collectively referred to as the "Plans"). A true, complete and correct copy of each Plan and all related documents have been furnished by the Guarantors to the Purchaser. Each of the Plans complies in all material respects with all applicable laws.

2.14.2 Adequate reserves have been recorded in the accounts of 3L, Champagne and the Subsidiaries in order to cover all the benefits and advantages provided for in the Plans.

2.14.3 Entitlements to paid vacation accrued as of the respective dates of the Financial Statements but unused are adequately provided for in the Financial Statements.


2.15 TAXES AND SOCIAL SECURITY CHARGES
--------------------------------------

2.15.1 For purposes of this Indemnification Agreement, the term "Taxes" will include all forms of taxation and other public duties, whether in France or elsewhere, including but not limited to income tax (impot sur le revenu), corporation income tax (impot sur les societes), capital gains tax (impot sur les plus-values), value added tax (taxe sur la valeur ajoutee), business tax (taxe professionnelle), other local taxes (autres impots locaux), registration duties (droits d'enregistrement), customs and excise duties (droits de douanes), stamp duties (droit de timbre), social security and pension institutions (URSSAF), payments into voluntary or mandatory private health care schemes, unemployment contributions (ASSEDIC), any other governmental past or present local taxes, duties or social charges, any other contributions to public, semi-public or private bodies organisms, as well as any interest or penalties incurred in connection with any of the foregoing.

2.15.2  Until the Closing Date:

(a) all of the Tax returns required to be filed with respect to 3L, Champagne and the Subsidiaries have been or will be timely filed;

(b) all such returns are or will be correct and complete in all material respects;

(c) there have not been nor will be disallowed transfer prices for intragroup services and assets and no disguised profit distributions and similar operations;

(d) no adjustment relating to such returns has been or will be proposed or imposed by any tax or social security authority;

PRIVILEDGED & CONFIDENTIAL              14            DRAFT OF 28 FEBRUARY 1997


(e) there have not been nor will be actions or proceedings for the assessment or collection of Taxes pending or, to the best knowledge of the Guarantors, threatened against 3L, Champagne or any of the Subsidiaries;

(f) all Taxes shown on such returns or otherwise due have been or will be timely and properly paid, or adequate reserves have been or will be provided on the Financial Statements to pay same;

(g) any Taxes falling due by the Closing Date have been or will be timely and properly paid by 3L, Champagne and the Subsidiaries; and

(h) all reserves and liabilities for Tax have been or will be adequately and correctly accounted for.


2.16 UNDISCLOSED LIABILITIES
----------------------------

With the exception of the liabilities shown in the Financial Statements or which have been incurred by 3L, Champagne or the Subsidiaries in the ordinary course of business as described in Section 2.6 hereof since the date of close of the Financial Statements, none of 3L, Champagne or any of the Subsidiaries have any liabilities of whatever nature, whether certain, contingent, future or otherwise.

None of 3L, Champagne or any of the Subsidiaries have granted any warranty to, or stands surety for, any third party for any reason whatsoever.


2.17 DIVIDENDS - RECAPITALIZATION AND PURCHASE OF SHARES
--------------------------------------------------------

2.17.1 The dividend declared out of the profits of Champagne for the financial year ended on 31 August 1996 has not exceeded seven million five hundred thousand (7,500,000) French Francs. No precompte tax is due in connection with this dividend. No dividend has been paid out of the profits of 3L and the Subsidiaries for their respective last financial year.

2.17.2 Since the close of the financial year covered by the Financial Statements, none of 3L, Champagne or the Subsidiaries have:

(a) authorized the issue or have issued any securities other than those reflected in the Financial Statements; or

(b) directly or indirectly redeemed or purchased any of their shares or securities, or agreed to take any such action.


2.18 INSURANCE
--------------

2.18.1 3L, Champagne and the Subsidiaries maintain insurance of the type and covering amounts appropriate for the ownership and operation of their assets, and the conduct of their respective activities.

2.18.2 Exhibit ___ hereto lists all pending events, claims, disputes and litigations involving insurance policies relating to 3L, Champagne or the Subsidiaries, as well

PRIVILEDGED & CONFIDENTIAL              15            DRAFT OF 28 FEBRUARY 1997


        as all insurance policies from which any of such companies currently benefit. There are no other pending claims under such insurance policies.

2.18.3 None of 3L, Champagne or the Subsidiaries are in material breach or default of, and no event has occurred which will constitute such a breach or default or permit termination or modification of, any such insurance policy. To the best knowledge of the Guarantors, all insurance premiums due on or before the Closing Date have been paid in full by 3L, Champagne and the Subsidiaries.


2.19 INTERESTED PARTIES
-----------------------

2.19.1 None of the Sellers, or any shareholder, corporate officer or employee of 3L, Champagne or the Subsidiaries, or any individual related to any such persons, or any affiliate or other legal entity or enterprise directly or indirectly affiliated or associated with any of such persons:

       (i) has directly or indirectly entered into any oral or written agreement with 3L, Champagne or any of the Subsidiaries, with the exception of the employment agreements for employees of such companies, including but not limited to those involving the payment of any fee, commission, pension, life annuity or any other sum whatsoever; or

       (ii) has any right, or has claims in respect thereof, directly or indirectly, in whole or in part, over any of the Real Property, the Personal Property, or the Intellectual Property used by 3L, Champagne and the Subsidiaries.

2.19.2 Any outstanding shareholders' loans and current accounts (comptes courants d'actionnaire) of 3L, Champagne or the Subsidiaries will have been paid or reimbursed prior to the Closing Date.


2.20 PRODUCT LIABILITY
----------------------

All products manufactured and/or sold by 3L, Champagne and the Subsidiaries comply in all material respects with all applicable rules, regulations, purchase orders and standards. There have not been any recalls or required adaptation or modification of such products prior to the Closing Date.



                                       3
                REPRESENTATIONS AND WARRANTIES OF THE PURCHASER


The Purchaser hereby represents and warrants as follows :


3.1 ORGANIZATION
----------------

The Purchaser is a corporation validly organized under the laws of the State of Delaware, United States of America. If the Purchaser assigns its rights and obligations under the

PRIVILEDGED & CONFIDENTIAL              16            DRAFT OF 28 FEBRUARY 1997


Share Purchase Agreement and the Indemnification Agreement, the assignee will be validly organized under the laws of its State of incorporation.


3.2 AUTHORITY - NO CONFLICTS - NO APPROVALS
-------------------------------------------

The Purchaser has full authority and capacity to execute the Share Purchase Agreement and the Indemnification Agreement, and to perform same.

The execution of the Share Purchase Agreement and the Indemnification Agreement and the performance by the Purchaser of its obligations under such agreements do not require any prior authorization, clearance or approval of any kind whatsoever from any corporate body of the Purchaser [TO BE CONFIRMED], or from any third party, including public or administrative authorities, whether national or supranational, other than those set forth in Section 4.2 of the Share Purchase Agreement. The Share Purchase Agreement and the Indemnification Agreement have been duly executed by the Purchaser, and constitute the Purchaser's legal, valid and binding obligation enforceable against them in accordance with the terms of such Agreements. There is no litigation which would prevent the Purchaser from performing its obligations under the Share Purchase Agreement and the Indemnification Agreement.

If the Purchaser assigns its rights and obligations under the Share Purchase Agreement and the Indemnification Agreement, the above representations will be deemed to be made by such assignee.



                                       4
                                INDEMNIFICATION


4.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES
----------------------------------------------

4.1.1 The representations and warranties of the Guarantors and the Purchaser contained in this Indemnification Agreement and the Exhibits hereto are valid as of the date of signature of the Share Purchase Agreement and will remain in force from the date of signature of the Share Purchase Agreement until the Closing Date, and for a further period of three (3) years following the Closing Date.

      Notwithstanding the foregoing, the representations and warranties pertaining to tax and social security matters will remain in force until expiry of a ninety (90) day period following expiry of the applicable statute of limitations.

      Any claim to be made pursuant hereto will therefore have to be made within the above-mentioned period.

4.1.2 No claim may be made pursuant hereto on the basis of any representation or warranty which has expired pursuant to sub-clause (a) above.

PRIVILEDGED & CONFIDENTIAL              17            DRAFT OF 28 FEBRUARY 1997


4.2 REFUND OF PART OF THE PRICE BY THE GUARANTORS
-------------------------------------------------

4.2.1 Except as otherwise limited, the Guarantors will jointly and severally (solidairement) refund a part of the price paid by the Purchaser for the shares, such refunded sums being equal to any and all losses, liabilities, damages, costs and expenses, including, without limitation, interest, penalties and reasonable attorneys' fees and expenses (hereinafter referred to as a "Loss" or "Losses") suffered directly or indirectly by the Purchaser, 3L, Champagne and/or the Subsidiaries arising out of or resulting from any inaccuracy in or breach of any representation or warranty made by the Guarantors in this Indemnification Agreement, it being understood, however, that no Loss shall be deemed to have occurred if it has been sufficiently and adequately reserved in the consolidated balance sheet of the Champagne Group as of 28 February 1997. Moreover, the following is expressly specified :

(a) any sum paid by the Guarantors to the Purchaser pursuant to this Section is deemed to be a refund (remboursement) of part of the purchase price paid by the Purchaser for the Shares pursuant to the Share Purchase Agreement.

(b) any Loss caused by a third party claim, and for which a final decision is made in accordance with the stipulations of this Indemnification Agreement that the Purchaser must be refunded by the Guarantors in respect of such Loss, will include interest at a rate equal to the Taux de Base Bancaire [TO BE CONFIRMED] plus 1.5 points on the amount of any payment made by 3L, Champagne or the Subsidiaries as a result of a third party claim, as from the date on which a payment was made, or a Loss was suffered, by 3L, Champagne or the Subsidiaries as a result of such third party claim, until the date on which such Loss is refunded by the Guarantors; and

(c) in the event of a claim by the Purchaser pursuant to its right to be refunded, the Guarantors may in no way claim that they are relieved in whole or in part (including by way of a reduction of the amount recoverable and/or another concept of mitigation of damages) of any or all of their obligation to refund based on the fact that the Purchaser was or should have been aware of the situation, whether by virtue of : (x) investigations conducted by or on behalf of the Purchaser, (y) information provided to the Purchaser prior to the date hereof other than as expressly provided otherwise in this Indemnification Agreement, or (z) any other information which the Purchaser may have received at any time relating to the subject claim.

4.2.2 At Closing, the Guarantors will provide the Purchasers with a first demand bank guaranty (garantie bancaire a premiere demande) (hereinafter referred to as the "Guaranty") given by ____________________ [NAME OF BANK], the purpose of which is to guarantee the payment(s) to be made by the Guarantors to the Purchaser pursuant to this Indemnification Agreement. The amount of the Guaranty will be sufficient to cover:

(a) during the year from the Closing Date to the date of the first anniversary thereof : ten percent (10%) of the price for the Shares paid to the Guarantors pursuant to Section 2.2 of the Share Purchase Agreement;

PRIVILEDGED & CONFIDENTIAL              18            DRAFT OF 28 FEBRUARY 1997


(b) during the year from the first anniversary of the Closing Date to the date of the second anniversary thereof : six percent (6%) of the price for the Shares paid to the Guarantors pursuant to Section 2.2 of the Share Purchase Agreement;

(c) during the year from the second anniversary of the Closing Date to the date of the third anniversary thereof : three percent (3%) of the price for the Shares paid to the Guarantors pursuant to Section 2.2 of the Share Purchase Agreement.

4.2.3 The Guarantors' obligation to refund the Purchaser in accordance with this Indemnification Agreement will be subject to the following limitations:

(a) The Guarantors will not be obligated to refund to the Purchaser a portion of the price in accordance with the provisions of this Section 4 :

      (i) in respect of any single Loss in an amount not exceeding ___________ (_________) French Francs, it being understood that if there is more than one single Loss of the same nature or having the same cause, the amounts of each of such single Losses will be added together to form one and the same single Loss, this for purposes of calculating whether or not the threshold of _______________ (_______) French Francs is reached and assessing whether or not a reduction in the price is due; or

      (ii) if the aggregate amount of all single Losses is under seven million (7,000,000) French Francs;

(b) The aggregate amount of the refund paid by the Guarantors to the Purchaser pursuant to the terms of this Indemnification Agreement will not exceed the purchase price paid by the Purchaser for the Shares, as stipulated in
      Section 2.2 of the Share Purchase Agreement;

(c) Any proceeds actually recovered by 3L, Champagne or any of the Subsidiaries, as the case may be, in respect of any Loss, in particular under any insurance policy or indemnification agreement or guarantee, as well as the net amount of any tax impact favorable to 3L, Champagne or any of the Subsidiaries as a result of a Loss, will reduce the amount of such Loss.

      Notwithstanding the foregoing, the Guarantors will in any case first pay the Purchaser the full amount of the Loss within thirty (30) days [AS FROM FINAL DETERMINATION OF THE AMOUNT OF SUCH LOSS?]; and

(d) Any amount recovered by the Purchaser or 3L, Champagne or the Subsidiaries from third parties with respect to a Loss which has given rise to a refund by the Guarantors will be promptly repaid to the Guarantors.


4.3 INDEMNIFICATION BY THE PURCHASER
------------------------------------

Except as otherwise limited herein, the Purchaser will indemnify the Guarantors in respect of any and all liabilities, damages, costs and expenses (including reasonable attorneys' fees and expenses) suffered by them arising out of or resulting from any inaccuracy in, or breach of, any representation or warranty made by the Purchaser contained in this Indemnification Agreement.

PRIVILEDGED & CONFIDENTIAL              19            DRAFT OF 28 FEBRUARY 1997


4.4 GENERAL INDEMNIFICATION PROVISIONS
--------------------------------------

4.4.1 For the purposes of this Section 4.4, (i) the term "Indemnitee" will refer to the person or persons refunded in respect of part of the purchase price or indemnified, or entitled to be refunded or indemnified, or claiming to be entitled to be refunded or indemnified, pursuant to the provisions of Sections 4.2 or 4.3, as the case may be, (ii) the term "Indemnitor" will refer to the person having the obligation to refund or indemnify pursuant to such provisions, and (iii) the term "Parties' Losses" will refer to the Losses of either Party hereto, 3L, Champagne or the Subsidiaries, as the case may be. The obligations and liabilities of an Indemnitor under this
      Section 4 with respect to Losses subject to the refund or indemnification provided for in this Article (hereinafter referred to as the "Indemnified Claims") will be governed by and contingent upon the following additional terms and conditions, it being understood that the refund or indemnification will only be available hereunder if the following terms and conditions are followed.

4.4.2 An Indemnitee will give the Indemnitor notice of any matter that may give rise to a right to a refund or indemnification under this Indemnification Agreement within thirty (30) days after being made aware thereof and, together with such notice, the Indemnitee will provide to the Indemnitor all information in its possession with respect to the claim and will provide such further information and assistance as may be reasonably requested by the Indemnitor.

      The Indemnitor will be entitled to assume and control the defense of such Indemnified Claim at its expenses and through counsel of its choice by notifying the Indemnitee of its intention to do so within fifteen (15) days of receipt of such notice from the Indemnitee.

      The Indemnitee will cooperate with the Indemnitor in such defense, and make available to it all such witnesses, records, materials and information in its possession or under its control relating thereto as is reasonably required by the Indemnitor, and will transmit without delay to the Indemnitor any information, notification, court or arbitration decision or proposal to settle relating thereto which it receives.

      Similarly, in the event the Indemnitee is conducting the defense against any Indemnified Claim, the Indemnitor will cooperate with the Indemnitee in such defense and make available to it at Indemnitor's expense all such witnesses, records, materials and information in its possession or under its control relating thereto as is reasonably required by the Indemnitee.

      In any event, the Party conducting the defense against any Indemnified Claim will keep the other party reasonably informed of the development of such Indemnified Claim.

4.4.3 No Indemnified Claim may be settled by the Indemnitor or the Indemnitee without the written consent of the Indemnitee or, as the case may be, the Indemnitor, which consent will not be unreasonably withheld or delayed.

4.4.4 Subject to the previous sections, in no event will the Purchaser be prevented from settling any claim by a third party on the grounds that a pending dispute exists between the Purchaser and the Sellers on any other claim.

PRIVILEDGED & CONFIDENTIAL             20            DRAFT OF 28 FEBRUARY 1997


4.4.5 For purposes of this Section 4, a final decision shall be made with the consequence that the Indemnitee will be entitled to be refunded or indemnified by the Indemnitor upon a decision, judgment, decree or other order by any court of competent jurisdiction, which decision, judgment, decree or other order has become final with respect to the Indemnitee (i.e., all allowable appeals have been exhausted by either party to the
      -----
      action or the time period within which such appeal may be filed has expired).


                                       5
                               GENERAL PROVISIONS


5.1 CONFIDENTIALITY
-------------------

5.1.1 All information and documents provided to either Party within the framework of the transaction contemplated herein is deemed to be confidential in nature, irrespective of whether or not the transaction is consummated. Any analyses, compilations, studies or other documents prepared by either Party, its employees, officers, representatives or advisors within the framework of said transaction will be kept confidential by such Party. Neither Party will use or disclose, and represents that its employees, officers, representatives and advisors will not use or disclose, such information during a period of five (5) years from the date hereof, except to the extent such information :

      (i) was known to the receiving Party prior to receipt thereof from the other Party, and was not subject to a confidentiality commitment; or

      (ii)  is or becomes generally known to the public; or

      (iii) is received by the receiving Party from a source not subject to a confidentiality commitment; or

      (iv) has been or is gathered or obtained by the receiving Party independently from the confidential information disclosed by the other Party.

5.1.2 In particular, the Parties undertake to keep the contents of this Indemnification Agreement and the Share Purchase Agreement] confidential, subject to disclosure as may be required pursuant to (i) an any judicial proceeding conforming with the provisions of Section 5.12 hereof, (ii) any tax audit, (iii) French or United States securities regulation requirements, (iv) competition and labor law requirements in France or in any country in which 3L, Champagne or the Subsidiaries conduct their respective activities, or (v) any other requirement of a public authority.


5.2 EXPENSES - TAXES
--------------------

Except as otherwise specified in this Indemnification Agreement, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection herewith, will be borne by the Party incurring such costs and expenses, irrespective of whether or not the Closing takes place.

PRIVILEDGED & CONFIDENTIAL             21            DRAFT OF 28 FEBRUARY 1997


5.3 NOTICES
-----------

All notices, claims, demands and other communications hereunder will be made in writing, given or made by delivery in person, by courier service, registered mail (postage prepared, return receipt requested), telecopy, telegram or telex, to the respective Parties at the following addresses (or at such other addresses as may be specified in a notice given in accordance with this Section 5.3) :

(a)   If to the Purchaser:

      DePuy, Inc.
      P.O. Box 988
      700 Orthopaedic Drive
      Warsaw
      Indiana 46581-0988
      U.S.A.
      Telecopy: (00-1) 219 269 5675
      Attention: Legal Department

      DePuy International Ltd.
      St. Anthony's Road
      Leeds
      Yorkshire LS11 8DT
      U.K.
      Telecopy: (00-44) 113 272 4192
      Attention: Legal Department

      with a copy to:

      Coudert Brothers
      1114 Avenue of the Americas
      New York, N.Y. 10036-7703
      U.S.A.
      Telecopy: (00-1) 626 4120
      Attention: Jeffrey Cohen

      and to:

      Coudert Freres,
      52, Avenue des Champs-Elysees
      75008 Paris
      France
      Telecopy: (00-33) 1 53 83 60 60
      Attention: Olivier de Precigout

(b)   If to the Sellers:

      Mr. Patrick Landanger
      85, quai d'Orsay
      75007 Paris
      France
      Telecopy: (00-33) _______________

PRIVILEDGED & CONFIDENTIAL              22            DRAFT OF 28 FEBRUARY 1997



      Mr. Eric Landanger
      15, rue des Acacias
      52000 Jonchery
      France
      Telecopy: (00-33) _______________

      Ms. Maryvonne Guibert
      9, boulevard Gambetta
      52000 Chaumont
      France
      Telecopy: (00-33) _______________

      with a copy to:

      Desfilis, Juchs & Associes
      49 bis, Avenue F.D. Roosevelt
      75508 Paris
      France
      Telecopy: (00-33) 1 45 63 29 68
      Attention: Maitre J.L. Desfilis

A notice will be deemed to have been duly made or given:

(a) in the case of personal delivery, by the giving of a receipt of delivery of such notice from the addressee, or to any person working at its above-mentioned address,

(b) in the case of a registered letter or a courier delivery, upon first presentation of such notice at the address of the addressee; and

(c) in the case of a transmission by telecopy, telegram or telex, upon the existence of proof of transmission, confirmed by registered letter with return receipt requested sent at the latest on the first business day following the date of such transmission.


5.4 PUBLIC ANNOUNCEMENTS
------------------------

Neither Party hereto will make, or cause to be made, any press releases or public announcements in respect of this Indemnification Agreement, the Share Purchase Agreement or the transactions contemplated hereby and thereby without prior approval of the other Party, and the Parties will cooperate as to the timing and contents of any such announcement. Nothing in this Section 5.4 will prevent a Party from supplying any information as may be required by any public authority or as will be required by law, but such Party will furnish notice thereof to the other Party as soon as practicable given the circumstances.


5.5 SEVERABILITY
----------------

If any term or other provision of this Indemnification Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Indemnification Agreement will, nevertheless, remain in full force and

PRIVILEDGED & CONFIDENTIAL              23            DRAFT OF 28 FEBRUARY 1997


effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties will negotiate in good faith to modify this Indemnification Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.


5.6 LANGUAGES
-------------

This Indemnification Agreement is entered into and executed in the French and English languages. In the event of any disputes concerning the construction or meaning of this Indemnification Agreement, the French version will prevail.


5.7 ENTIRE AGREEMENT
--------------------

Except as provided in the Share Purchase Agreement, this Indemnification Agreement constitutes the entire agreement of the Parties hereto with respect to the subject matter hereof, and supersedes all agreements and undertakings, both written and oral, between the Sellers and the Purchaser, or any of the companies of the group to which each Party belongs, prior to the date hereof with respect to the subject matter herein.


5.8 WAIVERS, MODIFICATIONS OR AMENDMENTS
----------------------------------------

No waiver, modification or amendment of any provision of this Indemnification Agreement will be valid, or of any force or effect, unless made in writing and signed by each of the Parties hereto, and specifying with particularity the nature and extent of such waiver, modification or amendment. Any such waiver, modification or amendment will in no event be construed to be a general waiver, abandonment, modification or amendment of any of the provisions of this Indemnification Agreement, but the same will be strictly limited and restricted to the extent and occasion specified in such writing or writings signed by the Parties.


5.9 SECTION HEADINGS - EXHIBITS
-------------------------------

The table of contents to this Indemnification Agreement and the headings of particular sections herein are inserted only for convenience and are in no way to be construed as part of this Indemnification Agreement or as a limitation of the scope of the particular sections to which they refer.

Each Exhibit to this Indemnification Agreement constitutes an integral part hereof; and all references to this Indemnification Agreement will include all Exhibits hereto.


5.10 ASSIGNMENT - SUCCESSORS AND ASSIGNS
----------------------------------------

Neither this Indemnification Agreement nor any rights, liabilities or obligations hereunder may be assigned without the express written consent of the other Party hereto (which consent will be given or refused at the discretion of each of the Parties), although the

PRIVILEDGED & CONFIDENTIAL              24            DRAFT OF 28 FEBRUARY 1997


Purchaser will be entitled to assign all of its rights and obligations hereunder to any company belonging to the Purchaser's Group, as specified in Section 2.1 of the Share Purchase Agreement. This Indemnification Agreement will be binding upon and inure to the benefit of successors and permitted assigns of the Purchaser.

If the Purchaser assigns its rights and obligations under the Share Purchase Agreement and the Indemnification Agreement, it will remain liable for the performance of its obligations by such assignee.


5.11 SPECIFIC PERFORMANCE
-------------------------

The Parties hereto agree that they will be entitled to specific performance of the terms hereof, insofar as permitted under French law.


SECTION 5.12 -  GOVERNING LAW - DISPUTES
----------------------------------------

This Indemnification Agreement will be governed by, and construed in accordance with, French law.

All disputes arising in connection with this Indemnification Agreement will be settled by the competent Paris courts.


Executed in five (5) original counterparts, In Paris,
On ______________ 1997


FOR THE SELLERS:                       FOR THE PURCHASER:

_________________________          _____________________________
Patrick Landanger                  DePuy, Inc.
                                   By:
                                   Title:
_________________________
Eric Landanger


_________________________
Maryvonne Guibert



_________________________
Michel Colombier